SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ARMSTRONG FLOORING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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ARMSTRONG FLOORING, INC. 2500 COLUMBIA AVENUE, P.O. BOX 3025 LANCASTER, PA 17603 www.armstrongflooring.com April 24, 2019

2019 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

We look forward to your attendance virtually via the Internet or by proxy at the 2019 Armstrong Flooring, Inc. Annual Stockholders’ Meeting. We will hold the meeting at 9:00 a.m. Eastern time on Tuesday, June 4, 2019.

Please refer to the proxy statement for detailed information on each of the matters to be acted on at the meeting. Your vote is important, and we strongly urge you to cast your vote. We encourage you to vote promptly, even if you plan to attend the meeting via the Internet.

On behalf of your Board of Directors, thank you for your continued support of Armstrong Flooring.

Very truly yours,

Larry S. McWilliams
Chair of the Board

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m. Eastern time on Tuesday, June 4, 2019
Attendance	Via the Internet at www.virtualshareholdermeeting.com/AFI2019
Record Date	April 8, 2019

Notice is hereby given that a meeting of the stockholders of Armstrong Flooring, Inc. (the “Company”) will be held virtually, via the Internet at www.virtualshareholdermeeting.com/AFI2019, on Tuesday, June 4, 2019 at 9:00 a.m. Eastern time (the “Annual Meeting”) for the following purposes:

1.	To elect eight (8) director nominees named in the accompanying Proxy Statement to serve one-year terms expiring at the 2020 Annual Meeting of Stockholders;
2.	To hold a non-binding, advisory vote to approve the compensation of the Company’s named executive officers;
3.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2019; and
4.	To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 8, 2019 are entitled to notice of, and to vote at, the Annual Meeting, and any adjournments or postponements thereof.

By Order of the Board of Directors.

Christopher S. Parisi

Senior Vice President, General Counsel & Secretary

April 24, 2019

YOUR VOTE IS IMPORTANT. We urge you to cast your vote promptly, even if you plan to attend the Annual Meeting via the Internet. You may vote via the Internet, by telephone, or, if you have received a printed version of these proxy materials, by mail. See “QUESTIONS & ANSWERS” on page 1 of the Proxy Statement for further information. Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/AFI2019. Stockholders may vote and submit questions while attending the meeting via the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING

TO BE HELD ON JUNE 4, 2019:

The Notice of Annual Meeting, Proxy Statement and

the Company’s 2018 Annual Report are available at www.proxyvote.com.

PROXY STATEMENT

On April 1, 2016, we became an independent public company as a result of the separation by Armstrong World Industries, Inc. (“AWI”) of its Resilient Flooring and Wood Flooring segments from its Building Products segment (the “Separation”).

We prepared this Proxy Statement under the direction of our Board of Directors (the “Board”) to solicit your proxy for use at our 2019 Annual Meeting of Stockholders to be held via the Internet on Tuesday, June 4, 2019 at 9:00 a.m. Eastern time (the “Annual Meeting”). When we refer to “we,” “our,” “us,” “Armstrong Flooring,” “AFI” and the “Company” in this Proxy Statement, we are referring to Armstrong Flooring, Inc. This Proxy Statement (“Proxy Statement”) and the related materials are first being distributed to stockholders on or about April 24, 2019.

QUESTIONS & ANSWERS

Why am I being asked to review these materials?

Our Board is soliciting proxies for use at the Annual Meeting. In order to solicit your proxy, we must furnish you with this Proxy Statement, which contains information about the proposals to be voted upon at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting via the Internet and are entitled and encouraged to vote on the proposals described in this Proxy Statement.

Who is entitled to vote?

Each holder of record of our shares of common stock, par value $0.0001 per share (“Common Shares”), at the close of business on the record date, April 8, 2019 (the “Record Date”), is entitled to one vote for each Common Share owned on each matter to be voted on. As of the Record Date, 25,932,269 Common Shares were issued and outstanding and entitled to vote at the Annual Meeting, which number excludes 2,361,452 Common Shares held in treasury.

What must I do to attend the meeting via the Internet?

You may attend and participate in the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/AFI2019 where you will be able to vote and submit questions during the meeting. Stockholders who use the control number that was furnished to them with their copy of these proxy materials to log on to the meeting will be able to vote and submit questions during the meeting.

How do I vote?

You may vote your shares as follows:

By Internet Before The Annual Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Annual Meeting - Go to www.virtualshareholdermeeting.com/AFI2019

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

By Phone (1-800-690-6903) - Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

By Mail - Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If your shares are registered directly in your own name with our transfer agent, AST Financial (“AST”), you are considered a “stockholder of record” with respect to those shares, and the Notice has been sent directly to you. If you hold your shares through a broker, bank or other nominee, you are considered a “beneficial owner” of those shares, holding such shares in “street name.” If you are a beneficial owner of shares, you will receive instructions from your broker or other nominee describing how to instruct your broker or nominee to vote your shares. To vote online at the Annual Meeting, beneficial owners will need to contact the broker, trustee or nominee that holds their shares to obtain a “legal proxy” that will permit them to vote their shares via the Internet at the meeting.

What is the deadline for voting if I do not plan to attend the Annual Meeting?

You may vote via the Internet or by telephone until 11:59 p.m., Eastern Time, on June 3, 2019, or Broadridge Investor Communications Solutions, Inc. must receive your paper proxy card by mail on or before June 3, 2019.

Can I change my vote after I have delivered my proxy?

A subsequent vote will change your prior vote. The last vote received prior to the Annual Meeting will be the one counted. If you are a stockholder of record, you may also change your vote by voting online during the Annual Meeting. Beneficial owners wishing to change their votes after returning voting instructions to their broker or other nominee must contact the broker or nominee directly.

Can I revoke a proxy?

Yes. A stockholder of record may revoke a properly executed proxy at any time before its exercise by submitting a letter addressed to, and received by, our Corporate Secretary, by delivering later dated proxy instructions or by voting online during the meeting. Beneficial owners cannot revoke their proxies at the Annual Meeting because the registered stockholders (the broker, bank or other nominees) will not be present. Beneficial owners who wish to vote online during the Annual Meeting must obtain a legal proxy from their broker, bank or other nominee.

Who will vote my shares at the Annual Meeting and how will they vote my shares if I provide voting instructions and/or grant my proxy?

Larry S. McWilliams, Chair of the Board, and James C. Melville, Chair of the Board’s Nominating and Governance Committee (the “Governance Committee”), were designated by the Board to vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board.

Who will count the votes and how much does it cost the Company?

We have engaged Broadridge Investor Communications Solutions, Inc. to tabulate the proxy votes for a fee of approximately $18,000 plus reasonable expenses.

What is a quorum? Why is a quorum required?

It is important that your proxy be returned because a quorum is required for our stockholders to conduct business at the Annual Meeting. The presence at the meeting via the Internet or representation by proxy of the holders of Common Shares having a majority of the voting power represented by all issued and outstanding Common Shares entitled to vote on the Record Date will constitute a quorum, allowing us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. Because this Proxy Statement includes a “routine” management proposal, shares represented by “broker non-votes” will be counted in determining whether there is a quorum present. If there is not a quorum present at the Annual Meeting, we will be forced to reconvene the Annual Meeting at a later date.

What is the effect of an abstention?

The shares of a stockholder who abstains from voting on a matter will be counted for purposes of determining whether a quorum is present at the Annual Meeting, so long as the stockholder is present via the Internet or represented by proxy. With regard to the election of directors, votes may be cast “for,” “against,” or “abstain,” and votes to abstain will have no effect. Abstentions may be specified on all other proposals. An abstention from voting on a matter by a stockholder present via the Internet or represented by proxy at the Annual Meeting has the same legal effect as a vote “against” approval of the compensation of our named executive officers (“NEOs”) and ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2019.

How will votes be counted on shares held through brokers?

If you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers are not entitled to vote on the election of directors or the advisory proposal to approve the compensation of our NEOs unless the brokers receive voting instructions from the beneficial owner. The shares of a stockholder whose shares are not voted because of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the Annual Meeting so long as the stockholder is represented by proxy. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Brokers will be permitted to vote without voting instructions on the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2019, assuming that a quorum is obtained.

How many votes are needed to approve each of the proposals?

Each director nominee will be elected by a plurality of the votes cast at the Annual Meeting. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting.

Approval, on an advisory basis, of the compensation of our NEOs requires the affirmative vote of a majority of the Common Shares present via the Internet during the meeting or represented by proxy and entitled to vote at the Annual Meeting.

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019 requires the affirmative vote of a majority of the Common Shares present via the Internet during the meeting or represented by proxy and entitled to vote at the Annual Meeting.

What does it mean if I receive more than one proxy card or voting instructions?

This means that you have multiple accounts in which you own our Common Shares. Please vote all proxy cards/voting instructions from us to ensure that all of your Common Shares are voted. However, you may want to contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is AST. All communications concerning Common Shares you hold in your name, including address changes, name changes, requests to transfer and similar issues, can be handled by contacting AST, 6201 15th Avenue Brooklyn, NY 11219; or by email to info@astfinancial.com; or by phone (1-800-937-5449).

What should we do if multiple stockholders reside in our household, and we wish to change the number of copies of proxy materials that we receive?

Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and the annual report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a Proxy Statement or annual report for other stockholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to the attention of Investor Relations, 2500 Columbia Avenue, P.O. Box 3025, Lancaster, Pennsylvania 17603, via email at IR@armstrongflooring.com , or via telephone to the Investor Relations department at 717-672-9300, we will promptly provide separate copies of the annual report and/or this Proxy Statement. Stockholders sharing an address who are receiving multiple copies of the Proxy Statement or annual report and who wish to receive a single copy of such materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Where can I find voting results of the Annual Meeting?

We will announce preliminary general voting results at the meeting and publish final detailed voting results on a Current Report on Form 8-K that we will file with the U.S Securities and Exchange Commission (“SEC”) within four (4) business days after the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board currently consists of nine (9) members, eight (8) of whom were appointed in connection with the Separation when the Company was a wholly-owned subsidiary of AWI. Richard E. Wenz was also appointed in connection with the Separation and passed away on June 29, 2016. Michael W. Malone was appointed to the Board effective October 1, 2016.

Our Amended and Restated Certificate of Incorporation (“Certificate”) and Amended and Restated Bylaws (“Bylaws”) provide that our Board was to be initially divided into three (3) classes, each comprised of three (3) directors. Upon the expiration of the initial term of each class of directors, the directors of such class would thereafter stand for election annually, such that, beginning with this Annual Meeting, our Board will no longer be divided into classes and each director will stand for election annually.

James J. O’Connor will not stand for reelection at the Annual Meeting. Effective as of Mr. O’Connor’s resignation from the Board at the Annual Meeting, the size of the Board will be decreased from nine (9) to eight (8) members.

Based on the recommendation of the Governance Committee, which is composed solely of ‘independent directors’ as defined in the New York Stock Exchange (“NYSE”) Listing Standards, the Board has nominated the following directors for election at the Annual Meeting:

Michael F. Johnston	Donald R. Maier	James C. Melville
Kathleen S. Lane	Michael W. Malone	Jacob H. Welch
Jeffrey Liaw	Larry S. McWilliams

Each nominee is a current member of the Board, and with the exception of Mr. Maier, each is an independent member of the Board. Based on this recommendation and each nominee’s prior service to the Board, credentials and experience, the Board has determined that each such nominee can make a significant contribution to the Board and should continue to serve as a director. If elected, these directors will hold office until the 2020 annual meeting of stockholders and until their successors are elected and qualified.

You may not vote for a greater number of persons than the nominees named in this Proxy Statement.

Each nominee has agreed to be named in this Proxy Statement and to serve if elected. We have no reason to believe that any of the nominees would be unable to serve if elected, but if any nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board, in which case your shares will be voted for such other nominee.

The pages that follow include biographical information about each of our nominees, including service as a director, experience, public company directorships held currently or at any time during the last five (5) years, and the qualifications and skills that factored into the Board’s determination that the director should serve on the Board.

DIRECTOR NOMINEES

MICHAEL F. JOHNSTON

Age: 71

Independent

Director Since:    March 30, 2016

Committees Served:    Audit; Finance; Management Development and Compensation (Chair)

Experience:     CEO (2004 to 2008) and President and Chief Operating Officer (2000 to 2004) of Visteon Corporation, an automotive components supplier. Former President of North America/Asia Pacific, Automotive Systems Group (1999 to 2000), President of Americas Automotive Group (1997 to 1999), and other senior management positions at Johnson Controls, Inc., an automotive and building services company. In May 2009, Visteon filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code.

Other Public Company Board Experience:     Whirlpool Corporation (since 2003); Dover Corporation (since 2013); Armstrong World Industries, Inc. (2010 to 2016); Flowserve Corporation (2007 to 2013); and Chair and Director of Visteon Corporation (2004 to 2009).

Skills and Qualifications:     Mr. Johnston’s executive leadership and board of directors experience offers our Board a seasoned corporate governance perspective, and he brings to our Board extensive operational, manufacturing and design, innovation, engineering and financial experience.

KATHLEEN S. LANE

Age: 61

Independent

Director Since:    March 30, 2016

Committees Served:    Audit; Management Development and Compensation; Nominating & Governance

Experience:     Executive Vice President and Chief Information Officer of TJX Companies, Inc., a specialty multi-national apparel retailer with leading retail brands such as T-J-Maxx, Marshalls, and HomeGoods (2008 to 2013). Group Chief Information Officer at National Grid Plc., an international electricity and gas utility (2006 to 2008). Senior Vice President and Chief Information Officer of Gillette Company (Procter & Gamble) (2002 to 2006).

Other Public Company Board Experience:     EarthLink Holdings Corp. (since 2013); The Hanover Insurance Group (since 2018); and Bob Evans Farms, Inc. (2014 to 2017).

Skills and Qualifications:     Ms. Lane has 30 years of IT experience, including chief information officer roles in the consumer products, financial services, utilities and retail industries. From her multiple chief information officer roles, Ms. Lane provides the Board with a substantial IT and business process background as well as considerable global technical and business experience. Ms. Lane also brings gender diversity and public company board experience to our Board.

JEFFREY LIAW

Age: 42

Independent

Director Since:    March 30, 2016

Committees Served:    Audit; Finance (Chair)

Experience:     CFO of Copart, Inc., a leading global provider of online auctions and vehicle remarketing services (since 2016). CFO of FleetPride, Inc., a nationwide supplier of heavy-duty truck and trailer parts (2012 to 2015). Principal at TPG Capital active in TPG’s energy and industrial investing practice areas (2005 to 2012). Associate at Bain Capital prior to 2005.

Other Public Company Board Experience:  Armstrong World Industries, Inc. (2012 to 2016); Graphic Packaging Holding Company (2008 to 2013).

Skills and Qualifications:     Mr. Liaw offers our Board financial expertise and experience, including as a public company CFO within the industrials sector.

DONALD R. MAIER

Age: 55

Director Since:    March 30, 2016

Experience:     President and CEO of Armstrong Flooring, Inc. (2016 to present). Executive Vice President and CEO of Flooring Products division of Armstrong World Industries, Inc. (2014 to 2016); Senior Vice President, Global Operations Excellence of Armstrong World Industries, Inc. (2010 to 2014). Senior Advisor of TPG Capital Advisors, the global buyout firm of TPG Global (2007 to 2010). Various senior leadership, strategic and business development, marketing and engineering roles at Hillenbrand Industries and its subsidiaries Batesville Casket Company and Hill-Rom (1987 to 2007).

Other Public Company Board Experience:     Quanex Building Products Corporation (since 2019).

Skills and Qualifications:     Mr. Maier offers our Board extensive senior management expertise and engineering, marketing and operational experience within the manufacturing industry.

MICHAEL W. MALONE

Age: 60

Independent

Director Since:    October 1, 2016

Committees Served:    Audit (Chair); Finance; Nominating & Governance

Experience:     Vice President – Finance and CFO of Polaris Industries Inc. (1997 to 2015; retired 2016). Corporate Secretary of Polaris Industries Inc. (1997 to 2010). Vice President and Treasurer of Polaris Industries Inc. (1994 to 1997). CFO and Treasurer of the predecessor company of Polaris Industries Inc. (1993 to 1994). Joined Polaris Industries Inc. in 1984 after four years with Arthur Andersen L.L.P.

Skills and Qualifications:     Mr. Malone offers our Board extensive financial and senior management knowledge, including public company CFO experience, within the manufacturing industry.

LARRY S. MCWILLIAMS, CHAIR

Age: 62

Independent

Director Since:    March 30, 2016

Experience:     Co-CEO of Compass Marketing, a marketing advisory firm to Fortune 500 consumer package companies (since 2012). President and Chief Executive Officer of Keystone Foods, a supplier of proteins and distribution services (2011 to 2012). Senior Vice President at Campbell Soup Company (2001 to 2011). President of Campbell International (2005 to 2010). President of Campbell USA (2004 to 2005). President of Campbell Soup North America (2003 to 2004).

Other Public Company Board Experience:    Armstrong World Industries, Inc. (since 2010, Chair since 2018); Bob Evans Farms, Inc. (2014 to 2017).

Skills and Qualifications:     Mr. McWilliams offers our Board senior executive leadership capabilities and experience, as well as extensive knowledge of sales, marketing, customer service relationships, international markets and distribution channels.

JAMES C. MELVILLE

Age: 67

Independent

Director Since:    March 30, 2016

Committees Served:    Nominating and Governance (Chair); Finance; Management Development and Compensation

Experience:     Member of the Minneapolis, Minnesota-based law firm of Kaplan, Strangis and Kaplan, P.A., where he has practiced in the corporate, governance, mergers and acquisitions, securities and financial areas since 1994. Previously practiced with Dorsey and Whitney in their Minneapolis and London, England offices. NACD Fellow.

Other Public Company Board Experience:     Armstrong World Industries, Inc. (since 2012).

Skills and Qualifications:     Mr. Melville brings extensive knowledge of the law, mergers and acquisitions, executive compensation, finance, capital markets and corporate governance matters, as well as international experience and financial acumen to our Board.

JACOB H. WELCH

Age: 34

Independent

Director Since:    March 30, 2016

Committees Served:    Finance; Management Development and Compensation

Experience: Partner at ValueAct Capital (since 2009). Analyst with The Blackstone Group in its private equity division in New York (2006 to 2009). Appointed to AFI’s Board pursuant to and in accordance with an appointment and stockholder’s agreement between AFI and members of the ValueAct Group, dated February 26, 2016.

Skills and Qualifications:     Mr. Welch offers our Board his advisory experience with ValueAct’s portfolio companies, as well as his knowledge and expertise in finance.

THE BOARD RECOMMENDS THAT YOU VOTE ‘FOR’ THE ELECTION OF

EACH OF THE FOREGOING DIRECTOR NOMINEES

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE DOCUMENTS

Our Corporate Governance Guidelines address the responsibilities, duties, service and qualifications of our Board, the determination of a director’s independence and any conflicts of interest, Board access to management and independent advisors, director compensation and stock ownership requirements, Board committees and other matters relating to corporate governance. Our Corporate Governance Guidelines are available on our website under “Investor Relations” and then “Corporate Governance” http://www.armstrongflooring.com/corporate/governance.html. Also available at the same location on our website are: the charters of the Audit Committee, the Management Development and Compensation Committee (the “Compensation Committee”), the Governance Committee, and the Finance Committee of the Board; the Armstrong Flooring Code of Business Conduct, the Armstrong Flooring Code of Ethics for Financial Professionals, the Armstrong Flooring, Inc. Conflicts of Interest and Related Party Transactions Policy; and the Armstrong Flooring Recoupment Policy. Our website is not part of this Proxy Statement and references to our website address in this Proxy Statement are intended to be inactive textual references only.

BOARD LEADERSHIP STRUCTURE

Our Bylaws and Corporate Governance Guidelines provide the Board with the flexibility to determine what leadership structure works best for us, including whether the same individual should serve as both our Chair and our CEO. Larry S. McWilliams serves as the Chair of our Board, while Donald R. Maier serves as our President and CEO, and as a director. The separation of these positions allows Mr. Maier to focus primarily on execution of our business strategy and operations while Mr. McWilliams oversees the Board’s functions. The Board will continue to evaluate its leadership and governance structure within the context of the specific needs of the business, current Board composition, and the best interests of our stockholders.

Responsibilities of the Chair include ensuring and overseeing the:

•	recruitment of new Board members;
•	evaluation and compensation of the CEO;
•	development and maintenance of an appropriate succession plan;
•	independent evaluation of risk;
•	coordination of Board meeting schedules and agenda;
•	engagement of directors in discussions at the meetings;
•	annual performance evaluations of the Board, its committees and its individual members;
•	sufficiency of information provided by management to the Board;
•	communication, when necessary, with other directors on key issues and concerns outside of regularly scheduled meetings; and
•	effective functioning of the committees through appropriate delegation to, and membership of, the committees.

The Chair is also responsible for providing effective leadership for our independent directors to facilitate the independent oversight required by our Bylaws and Corporate Governance Guidelines, including by ensuring that:

•	a majority of our directors are independent;
•	all of the members of the Audit Committee, the Compensation Committee and the Governance Committee are independent directors; and
•

the Board meets at regularly scheduled executive sessions, outside of the presence of management and those directors not deemed to be ‘Independent Directors’ of the Board. Mr. McWilliams presides at these sessions. In addition, each of the Board’s four (4) standing committees regularly meet at similar executive sessions, at which the respective committee Chairs preside.

DIRECTOR INDEPENDENCE

It is our policy that the Board consist of a majority of directors who are not employees and are ‘independent’ under all applicable legal and regulatory requirements, including the independence requirements of the NYSE. For purposes of evaluating the independence of directors, in accordance with our Corporate Governance Guidelines, the Board will consider all relevant facts and circumstances, including the persons or organizations with which the director has an affiliation. Consistent with our Corporate Governance Guidelines, the Governance Committee has established qualifications to assist in the determination of ‘independence,’ which either meet or exceed the independence requirements of the NYSE.

The Board has determined that all of our directors, with the exception of Mr. Maier, our President and CEO, are independent within the meaning of the NYSE listing standards and the standards established in our Corporate Governance Guidelines. In addition, the Board has further determined that each of the members of the Audit Committee, the Compensation Committee and the Governance Committee are independent within the meaning of the NYSE listing standards, any applicable minimum standards required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the enhanced standards required for membership on such committees contained in our Bylaws that directors serving on such committees meet the independence criteria under both NYSE rules and Rule 10A-3(b)(1) under the Exchange Act, and in the case of the Compensation Committee, Rule 16b-3 under the Exchange Act and as an ‘outside director’ under Section 162(m) of the Internal Revenue Code of 1986, as amended.

BOARD’S ROLE IN RISK MANAGEMENT OVERSIGHT

Risk management is an integral part of our culture. The Company has created a committee of management co-chaired by its CFO and General Counsel and composed of representatives from several areas of the business, operations and functional units, which committee meets regularly to assess, identify and develop mitigation actions regarding the strategic, operational, infrastructure and external risks facing the Company. Representatives from the committee present reports and updates to the Audit Committee on a periodic basis, culminating with a larger presentation to the Board and review in anticipation of the preparation of the annual report on Form 10-K.

The Board’s role in risk management is to review the performance and functioning of the Company’s overall risk management function and management’s establishment of appropriate systems for managing risk. Specifically, the Board reviews management’s:

•	processes to identify matters that create inappropriate risk to achieving our business plans;
•	processes to assess the likelihood and impact of such risks in order to prioritize them;
•	identification of major risks and how we define “major;”
•	identification of primary risk mitigation owners;
•	mitigation of major risks, and our view of the resulting residual risk; and
•	monitoring of major risks.

Under the direction of the cross-functional steering committee described above, management provides its feedback on business unit risks during periodic business reviews and annual strategic planning discussions. The committee periodically meets with designated risk mitigation owners and assesses control measures. In addition, the steering committee regularly reevaluates the appropriateness of risk assessments and priorities. This process includes identifying risks that could prevent achievement of business goals or plans. The internal audit group uses the resulting information as a basis for developing its audit plan.

Each Board committee, consistent with its charter, assists the Board in overseeing the review of certain risks that are particularly within its purview, including as described in “BOARD MEETINGS AND COMMITTEES” below.

BOARD’S ROLE IN SUCCESSION PLANNING

The Board is actively engaged and involved in talent management. The full Board reviews our “Organization Vitality” in support of our business strategy at least annually. More broadly, the Board, through the Compensation Committee, is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs. This includes a detailed discussion of the Company’s global leadership bench and succession plans with a focus on key positions at the senior officer level, including CEO. During 2018, the Board and the Compensation Committee met in furtherance of these initiatives. In addition, the committees of the Board regularly discuss the talent pipeline for specific critical roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events.

BOARD EVALUATION

Through the stewardship of the Governance Committee and its Chair and with the assistance of an external, independent third party advisor, the Board engages in a robust self-evaluation process. The process includes an extensive review of matters affecting the Board and each committee, including meeting cadence, sufficiency of materials and presentations from management and candid assessments of a director’s input during and in between meetings. The results of this process are presented by the Governance Committee Chair in a report to the Board during executive session, typically during the first regular meeting of the fiscal year. The Board’s most recent self-evaluation took place during the first quarter of 2019.

BOARD MEETINGS AND COMMITTEES

There are four (4) standing committees of the Board: the Audit Committee, the Compensation Committee, the Governance Committee, and the Finance Committee, each described below.

Each standing committee has a charter and consists solely of ‘independent’ or ‘outside’ directors who meet applicable independence standards required by the NYSE, the SEC, and the Internal Revenue Service, and under our Certificate and Bylaws. Each committee reports to the Board regularly and evaluates the effectiveness of its performance annually. The membership of each committee is determined by the Board based on the recommendation of the Governance Committee. The Company’s Corporate Governance Guidelines provide that (i) directors who are currently fully employed should not serve on more than two (2) other corporate boards and (ii) other directors should not serve on more than four (4) other corporate boards.

Director	Independent^	Audit Committee	Compensation Committee	Governance Committee	Finance Committee
Michael F. Johnston	x	x	C		x
Kathleen S. Lane	x	x	x	x
Jeffrey Liaw	x	xFE			C
Donald R. Maier
Michael W. Malone	x	CFE		x	x
Larry S. McWilliams	x			x
James C. Melville	x		x	C	x
James J. O’Connor†	x		x	x
Jacob H. Welch	x		x		x
2018 Meetings		5	5	5	4

^	As defined in NYSE listing standards, our Corporate Governance Guidelines and Bylaws.
C	Chair of the committee.
FE	‘Audit Committee Financial Expert’ as defined by Item 407(d)(5) of SEC Regulation S-K.
†	Mr. O’Connor will not be standing for reelection at the Annual Meeting.

Our Board met eight (8) times during 2018, two (2) of which were special meetings. All directors who served on the Board during 2018 participated in at least 75% of the meetings of the Board. Board members are expected to attend annual meetings, which can be done virtually, via the Internet, because our annual meetings may be held virtually.

Audit Committee

The responsibilities of the Audit Committee are more fully described in its charter. Among other responsibilities delegated by the Board, the Audit Committee:

•

provides oversight of (i) auditing and accounting matters, including the selection, supervision and compensation of the Company’s independent registered public accounting firm and other independent auditors, (ii) the scope of the annual audits and non-audit services performed by our independent registered public accounting firm, and (iii) our accounting practices and internal accounting controls;

•	has sole authority to engage, retain and dismiss the independent registered public accounting firm;
•	reviews and discusses with management and our independent registered public accounting firm the annual audited financial statements and quarterly financial statements included in our SEC filings;

•	assists the Board in monitoring the integrity of our financial statements and the independent registered public accounting firm’s qualifications, independence and performance;
•	considers risks associated with overall financial reporting, legal compliance, cybersecurity and disclosure processes;
•	reviews our earnings guidance; and
•	supervises and reviews the effectiveness of our internal audit and legal compliance functions and our compliance with legal and regulatory requirements.

Each member of the Audit Committee meets the NYSE and SEC financial literacy requirements. The Board has determined that each of Mr. Liaw and Mr. Malone qualifies as an “Audit Committee Financial Expert” as defined in the Exchange Act. The Audit Committee regularly meets independently with our internal and independent auditors, with the leaders of our compliance function, and with management.

Management Development and Compensation Committee

The responsibilities of the Compensation Committee are more fully described in its charter. Among other responsibilities delegated by the Board, the Compensation Committee:

•	oversees the design of our executive compensation and benefit programs and employment practices;
•	administers and makes recommendations regarding our incentive and equity compensation plans;
•

reviews and approves corporate goals and individual objectives relevant to the compensation of the CEO and evaluates the CEO’s performance relative to those goals and objectives, and recommends CEO compensation to the independent directors based on the evaluation;

•	oversees the evaluation of the other executive officers and establishes their compensation levels in collaboration with the CEO;
•	reviews incentive compensation to confirm that such compensation does not encourage unnecessary risk-taking; and
•	monitors senior management succession planning.

Compensation Committee Interlocks and Insider Participation     None of the members of the Compensation Committee has ever been an officer or employee of the Company or its subsidiaries, or had any relationship with the Company that requires disclosure under applicable SEC regulations.

Nominating and Governance Committee

The responsibilities of the Governance Committee are more fully described in its charter. Among other responsibilities delegated by the Board, the Governance Committee:

•	monitors the independence of nonemployee directors;
•	reviews and evaluates director candidates and makes recommendations to the Board concerning nominees for election as Board members;
•	establishes criteria for the selection of candidates to serve on the Board;
•	recommends directors for appointment to Board committees;
•	makes recommendations to the Board regarding corporate governance matters;
•	reviews and makes recommendations to the Board regarding the compensation of nonemployee directors;
•	oversees our insurance program for directors and officers liability;
•	oversees the Company’s director education and orientation programs; and
•	coordinates an annual self-evaluation of the performance of the Board and each committee through assistance from an independent, third-party advisor.

Finance Committee

The responsibilities of the Finance Committee are more fully described in its charter. Among other responsibilities delegated to it by the Board, the Finance Committee:

•	reviews and recommends matters related to our capital structure, including the issuance of debt and equity securities;
•	oversees banking arrangements, including the investment of corporate cash and management of foreign currency exchange hedges;
•	oversees management of the corporate debt structure;
•	reviews and approves material finance and other cash management transactions;
•	oversees and advises the Board on assessing capital expenditures, operating income, cash flow, cash management and working capital;
•	reviews investment strategies and policies;
•	assesses any dividend payment policy and capital structure plans and adjustments;
•	considers plans to repurchase our stock;
•	reviews our actual and forecasted operating performance; and
•	considers financial aspects of proposed mergers, acquisitions, divestitures, strategic investments, collaborations and joint ventures.

Other Committees     In addition to the standing committees described above, members of the Board may meet on an ad hoc basis to discuss and approve matters through other committees that have been previously established by the Board. Such committees may address such matters as succession planning and crisis response.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Pursuant to our Conflicts of Interest and Related Party Transactions Policy, any related party transaction that may arise is required to be reviewed and approved by the Governance Committee, who must have no connection with the transaction. Related party transactions would include transactions by the Company or any subsidiary with any director, director nominee, executive officer, stockholders owning more than 5% of the Company’s outstanding Common Shares, or immediate family member of any of the foregoing, and transactions with businesses affiliated with any director or director nominee that meet the specifications in Item 404 of Regulation S-K under the Exchange Act. The Chair of the Governance Committee has authority to approve transactions involving sums less than the disclosure threshold set in Item 404. The material details of any such matters are required to be disclosed to the Governance Committee at its next regular meeting.

In connection with his appointment to the Board pursuant to the Appointment and Stockholder’s Agreement, Mr. Welch, a Partner at ValueAct Capital, is entitled to receive an annual retainer (payable in cash) of $90,000 for his service on the Board, and an annual equity award in the form of restricted stock units under the 2016 Directors’ Stock Unit Plan (the “2016 Directors Stock Unit Plan”) having an aggregate fair market value of $105,000 (based on the closing price of our Common Shares as reported by the NYSE on the date of grant). Mr. Welch has directed that his cash retainers be directly paid to ValueAct Capital Management, L.P., and under an agreement with ValueAct Capital, Mr. Welch is deemed to hold it for the benefit of the limited partners of ValueAct Capital Master Fund L.P., and indirectly for other members of the ValueAct Group.

DIRECTOR QUALIFICATION STANDARDS

The Governance Committee performs an assessment of the qualifications and experience needed by the Board to properly oversee management of the Company. In doing so, the Governance Committee believes that aligning director qualifications and skill sets with our business and strategy is essential to forming a board that adds value for stockholders. While the Board does not have a formal diversity policy with respect to director nominations, it believes that a board composed of individuals with diverse attributes and backgrounds enhances the quality of the Board’s deliberations and decisions. The Board has an expansive view of diversity, going beyond the traditional concepts of race, gender and national origin. The Board believes that the diversity of viewpoints and educational backgrounds, and differences in professional experiences and expertise represented on the Board evidences diversity in many respects. The Board believes that this diversity, coupled with the personal and professional ethics, integrity and values of all of the directors, results in a board that can guide us with good business judgment.

The Governance Committee expects each of our directors to have proven leadership, sound judgment, integrity and a commitment to our success. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Governance Committee considers a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on the Board and contributions to their respective committees.

The Governance Committee will consider director candidates nominated by stockholders. When evaluating the candidacy of nominees proposed by stockholders, the Governance Committee may request additional information as it may consider reasonable to determine the proposed nominee’s qualifications to serve as a member of the Board.

The procedures for recommending candidates are posted at www.armstrongflooring.com/corporate/nominating-governance-committee.html. Stockholders who wish to suggest individuals for service on the Board are requested to review our Bylaws and supply the information required therein in a written request to the Corporate Secretary at the Company’s corporate offices at 2500 Columbia Avenue, P.O. Box 3025, Lancaster, Pennsylvania 17603.

The Chair of the Annual Meeting or any other annual or special meeting of stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. A stockholder’s compliance with these procedures will not require us to include information regarding a proposed nominee in our proxy solicitation materials.

COMMUNICATION WITH THE BOARD

Any person who wishes to communicate with the Board, the nonemployee directors as a group, or individual directors, including the Chair, may direct a written communication to the attention of the Corporate Secretary at the Company’s corporate offices at 2500 Columbia Avenue, P.O. Box 3025, Lancaster, Pennsylvania 17603. The Corporate Secretary will forward these communications to the intended recipient director(s). You may also send general messages to directors by email to directors@armstrongflooring.com. If you wish to send an email message to the Governance Committee, including a recommendation regarding a prospective director, please send the message to the directors@armstrongflooring.com. The Corporate Secretary will forward these messages, as appropriate.

CORPORATE ENVIRONMENTAL AND SOCIAL RESPONSIBILITY

During 2018, the Board and the Governance Committee reviewed the Company’s sustainability program from a corporate governance perspective as well as with respect to environmental, health, safety and sustainability as it relates to the Company’s financial and operational performance and public image.

We believe that a commitment to positive environmental and social practices strengthens our organization, increases our connection with our stakeholders and helps us better serve our customers and communities. Through these commitments, we see additional ways to create value for our stockholders, our employees, our customers, and the wider world. We demonstrate our commitment to environmental and social matters in many ways that can be explored on our website at www.armstrongflooring.com.

Environmental Responsibility

Our commitment to environmental responsibility is reflected in our efforts to continuously improve our processes, products and services and includes investments in products that drive towards healthier buildings and spaces. Some of our efforts to improve our environmental footprint include:

•	an On&On™ Recycling Program which has diverted over 100 million pounds of post-consumer flooring from landfills since 2009;
•	rainwater harvesting, water recycling and infrastructure improvements that have reduced our water consumption by 123 million gallons since 2008;
•	an energy reduction target that contributes to greenhouse gas reduction;
•	manufacturing plants that maintain an Environmental Management System (EMS) in accordance with ISO 14001 which includes continuous environmental performance targets;
•

investments in recycling infrastructure have enabled our manufacturing facilities to recycle in-process scrap back into new products – eliminating over 2,000 tons of waste annually and improving material use efficiency; and

•	a corporate headquarters that is powered by 100% renewable energy.

Social Responsibility

We believe that people are a priority. We provide our employees with ongoing support through education, training, development and leadership opportunities and we prioritize the safety and wellbeing of our employees, stakeholders and communities. Some of our corporate social responsibility efforts include:

•

a goal of an injury free workplace. Safety is a core value that is ingrained in culture. As a result of our safety programs, which are integrated into our business from top management to our workers in manufacturing plants, our OSHA recordable incident rate is a world class level.

•

the Armstrong Flooring Community Fund which invests in programs that enhance the neighborhoods where we live and work, with a focus on supporting United Way and other organizations working to build stronger communities, STEM education programs, first responders, and programs that advance sustainable environments.

•	A partnership with Good360, a global leader in product philanthropy, which provides products to non-profits organizations that help the needy and those recovering from disasters.

COMPENSATION OF DIRECTORS

In establishing our nonemployee director compensation program, including the overall value of compensation and the mix of cash and equity, the Board analyzes competitive market data and any underlying director compensation trends generally, and compares our program to those of similarly sized companies in comparable industries. Our nonemployee directors are compensated through a combination of annual retainers and equity grants in the form of stock units. The Board believes that this level of compensation supports the Company’s ability to attract nonemployee directors with suitable backgrounds and experiences. A director who is an officer or employee of the Company or its subsidiaries is not compensated for service on the Board or on any committee of the Board. Directors are reimbursed for business expenses related to attendance at Board and committee meetings and for attendance at qualified third-party director education programs.

The Governance Committee, which is composed solely of independent directors, has the primary responsibility to review and consider any revisions to the nonemployee director compensation program. The Governance Committee reviewed the  nonemployee director compensation program in 2018 and determined that no revisions were warranted.

The following table describes the elements of the nonemployee director compensation program:

FISCAL YEAR 2018 NONEMPLOYEE DIRECTOR RETAINERS

CASH
Annual Retainer (1)	$90,000

Chair Fees (1) :

Board Chair	$60,000
Audit Committee	$20,000
Management Development & Compensation Committee	$20,000
Nominating & Governance Committee	$10,000
Finance Committee	$20,000

Special Assignment Fees (2)	$2,500	(3)

EQUITY (4)
Annual Retainer ( Board Chair )	$160,000
Annual Retainer	$105,000

(1)	paid in quarterly installments, in arrears
(2)	may be paid in connection with: one-on-one meetings with the CEO; plant and/or field visits not part of a regular Board meeting; or other non-scheduled significant activities
(3)	per diem; $1,250 for less than four hours
(4)

annual (or pro-rated) grant of restricted stock units; effective as of the first business day following the date of the annual meeting of stockholders, and the amount of each grant is determined by the NYSE closing price of our Common Shares on such date

DIRECTORS STOCK UNIT PLAN

Prior to the Separation, the board of directors of AWI approved the 2016 Directors Stock Unit Plan as AFI’s sole stockholder. The 2016 Directors Stock Unit Plan is designed to promote the growth and profitability of AFI by increasing the mutuality of interests between AFI’s non-employee directors and the AFI stockholders. The plan provides for the issuance to nonemployee directors of “units,” or rights to receive Common Shares (“Director RSUs”), which rights may be made conditional upon continued service or the occurrence or nonoccurrence of specified events. Except as otherwise determined by the plan administrator and unless deferred by the director, the units awarded under the plan will generally vest and settle, contingent on continued service as a director, on the earlier to occur of the next annual stockholders meeting, the date of the director’s death or disability, or the date of a “change in control” (as such term is defined in the plan) of AFI.

The 2016 Directors Stock Unit Plan is generally administered by the Governance Committee, which has the authority to (i) make discretionary grants of units to eligible directors; (ii) prescribe terms, conditions, limitations and restrictions applicable to any grant; and (iii) interpret the plan, adopt, amend and rescind rules relating to the 2016 Directors Stock Unit Plan and make all other determinations necessary or advisable with respect to the plan.

Upon the occurrence of certain corporate events that affect the Company’s common stock, including but not limited to extraordinary cash dividends, stock splits, reorganizations or other relevant changes in capitalization, the administrator will make appropriate adjustments with respect to the number of shares available for grants under the 2016 Directors Stock Unit Plan, the number of units covered by existing grants and the maximum number of shares that may be granted to any participant.

The maximum grant date value of the Common Shares subject to grants of Director RSUs made to a participant during any one calendar year, taken together with any cash fees earned by such participant during the calendar year, will not exceed $600,000 in total value. For purposes of this limit, the value of grants will be calculated based on the grant date fair value for financial reporting purposes.

STOCK OWNERSHIP GUIDELINES

The Governance Committee, following a review of current trends for stock ownership requirements of nonemployee directors, established stock ownership guidelines for all nonemployee directors that require each nonemployee director to achieve and hold Common Shares representing an amount equal to five (5) times the director’s annual cash retainer within five (5) years.

DIRECTOR COMPENSATION TABLE – 2018

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($)(2) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3) (f)	All Other Compensation ($)(4) (g)	Total ($) (h)
Mr. Johnston	110,000	105,000	—	—	—	—	215,000
Ms. Lane	90,000	105,000	—	—	—	—	195,000
Mr. Liaw	110,000	105,000	—	—	—	—	215,000
Mr. Malone	110,000	105,000	—	—	—	—	215,000
Mr. McWilliams	150,000	160,000	—	—	—	—	310,000
Mr. Melville	100,000	105,000	—	—	—	—	205,000
Mr. O’Connor	90,000	105,000	—	—	—	—	195,000
Mr. Welch (5)	90,000	105,000	—	—	—	—	195,000

(1)

Represents amounts that are in units of our Common Shares. The amounts reported represent the aggregate grant date fair value for Director RSUs granted during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our Common Shares on the date of the grant.

(2)	The directors do not receive stock options as part of their compensation for service on the Board.
(3)	There is no plan or arrangement for directors to defer the cash compensation that they receive as part of their compensation for service on the Board.
(4)	Represents matching gifts to qualified higher educational institutions.
(5)

Under an agreement with ValueAct Capital, Mr. Welch is deemed to receive the cash portion of his retainer for Board service and hold the Director RSUs for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

MANAGEMENT AND DIRECTORS

CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding persons or groups known to us to be beneficial owners of more than 5% of our outstanding Common Shares as of April 8, 2019 or the date of any applicable reports filed by such persons or groups prior to that date. Beneficial ownership is determined in accordance with applicable rules of the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Outstanding(1)
ValueAct Capital Master Fund, L.P.(2) One Letterman Drive, Building D, 4th Floor San Francisco, CA 94129	4,614,787	17.80%

GAMCO Investors, Inc.(3) One Corporate Center Rye, NY 10580	2,217,856	8.55%

Dimensional Fund Advisors LP(4) Building One 6300 Bee Cave Road Austin, TX 78746	2,170,259	8.37%

Nantahala Capital Management, LLC(5) 19 Old Kings Highway S, Suite 200 Darien, CT 06820	2,049,813	7.90%

BlackRock, Inc.(6) 55 East 52nd Street New York, NY 10055	1,791,304	6.91%

The Vanguard Group(7) 100 Vanguard Blvd. Malvern, PA 19355	1,544,770	5.96%

(1) (2) (3) (4) (5) (6) (7)

Based on 26,108,084 Common Shares outstanding as of April 8, 2019, as reported to the NYSE (28,293,721 shares reported, less 2,361,452 shares held in treasury).

On a Schedule 13D Amendment Number 1 filed with the SEC on June 18, 2018, ValueAct Capital Master Fund, L.P., VA Partners I, LLC, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P. and ValueAct Holdings GP, LLC each reported shared voting and dispositive power with respect to 4,614,787 shares. VA Partners I, LLC is the general partner of ValueAct Capital Master Fund, L.P. ValueAct Capital Management, L.P. renders management services to ValueAct Capital Master Fund, L.P. ValueAct Capital Management, LLC is the general partner of ValueAct Capital Management, L.P. ValueAct Holdings, L.P. is the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and is the majority owner of the membership interests of VA Partners I, LLC. ValueAct Holdings GP, LLC is the general partner of ValueAct Holdings, L.P.

On a Schedule 13D Amendment Number 5 filed with the SEC on March 6, 2019, Gabelli Funds, LLC reported sole voting and dispositive power with respect to 455,477 shares, GAMCO Asset Management Inc. reported sole voting power with respect to 1,226,352 shares and sole dispositive power with respect to 1,393,152 shares, Teton Advisors, Inc. reported sole voting and dispositive power with respect to 369,077 shares, and Associated Capital Group, Inc. reported sole voting and dispositive power with respect to 150 shares.

On a Schedule 13G Amendment Number 1 filed with the SEC on February 8, 2019, Dimensional Fund Advisors LP reported sole voting power with respect to 2,072,932 shares and sole dispositive power with respect to 2,170,259 shares.  Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries may possess voting and/or investment power over shares that are owned by the Funds, and may be deemed to be the beneficial owner of shares held by the Funds. However, all reported shares are owned by the Funds.

On a Schedule 13G Amendment Number 1 filed with the SEC on February 13, 2019, Nantahala Capital Management, LLC, Wilmot B. Harkey and Daniel Mack reported shared voting and dispositive power with respect to 2,049,813 shares. As of December 31, 2018, Nantahala Capital Management, LLC may be deemed to be the beneficial owner of 2,049,813 shares held by funds and separately managed accounts under its control, and as the managing members of Nantahala Capital Management, LLC, each of Messrs. Harkey and Mack may be deemed to be a beneficial owner of those shares.

On a Schedule 13G Amendment Number 2 filed with the SEC on February 4, 2019, BlackRock, Inc. reported sole voting power with respect to 1,483,615 shares and sole dispositive power with respect to 1,791,304 shares. BlackRock, Inc. is the parent holding company of BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC.

On a Schedule 13G Amendment Number 2 filed with the SEC on February 11, 2019, The Vanguard Group reported sole voting power with respect to 23,379 shares, shared voting power with respect to 846 shares, sole dispositive power with respect to 1,544,770 shares and shared dispositive power with respect to 22,975 shares.  Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 22,129 shares as a result of its serving as an investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,096 shares as a result of its serving as investment manager of Australian investment offerings.

MANAGEMENT AND DIRECTORS

The following table sets forth, as of April 1, 2019, the amount of Common Shares beneficially owned by all directors, currently-serving NEOs (as identified in the “COMPENSATION DISCUSSION AND ANALYSIS”) and all directors and executive officers as a group in accordance with applicable SEC rules.

Name	Number of Common Shares Beneficially Owned	Number of Shares Subject to Options(1) Exercisable or Which Become Exercisable Within 60 Days	Total Number of Shares Beneficially Owned(2)	Restricted Stock Units(3) / Unvested Options	Total Common Shares Beneficially Owned Plus Restricted Stock Units and Unvested Options
John C. Bassett	6,695	27,577	34,272	16,319	50,591
Michael F. Johnston	0	—	0	89,197	89,197
Kathleen S. Lane	0	—	0	22,681	22,681
Jeffrey Liaw	0	—	0	45,249	45,249
Donald R. Maier	81,306	264,841	346,147	107,835	453,982
Michael W. Malone	0	—	0	19,317	19,317
Larry S. McWilliams	22,533	—	22,533	12,030	34,563
James C. Melville	2,115	—	2,115	22,681	24,796
James J. O’Connor	3,500	—	3,500	22,681	26,181
Christopher S. Parisi	6,506	11,123	17,629	18,907	36,536
Dominic Rice	18,682	27,126	45,808	41,346	87,154
Jacob H. Welch(4)	0	—	0	7,894	7,894
Directors and Executive Officers as a group (15 persons)(5)	148,755	330,667	479,422	460,722	940,144

(1)	Directors do not receive stock option grants under the 2016 Directors Stock Unit Plan or as part of the compensation program for nonemployee directors.
(2)

No individual director or executive officer other than Mr. Maier beneficially owns 1% of the Common Shares outstanding as of April 1, 2019. The directors and executive officers as a group beneficially own approximately 3.6% of the Common Shares outstanding as of April 1, 2019.

(3)

Represents, in the case of NEOs, unvested time-based restricted stock units (“NEO RSUs”) granted to them under the 2016 AFI long-term incentive plan and, in the case of nonemployee directors, vested and unvested stock units (Director RSUs) granted to them as part of their annual retainer for Board service that are not acquirable by the director within 60 days of April 1, 2019 under the terms of the 2016 Directors Stock Unit Plan. See Directors Aggregate Ownership table below for further information. Neither the unvested NEO RSUs nor the Director RSUs have voting power.

(4)

Under an agreement with ValueAct Capital, Mr. Welch is deemed to hold the Director RSUs for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P.

(5)	Includes amounts for Douglas B. Bingham, SVP, CFO & Treasurer, Brent A. Flaharty, SVP, Sales, and Tracy L. Marines, VP and Controller.

DIRECTORS – AGGREGATE OWNERSHIP

The table below sets forth, as of April 1, 2019, additional detail as to each nonemployee director’s ownership and rights to ownership in the Company’s equity.

Name	Common Shares (1)	Vested Restricted Stock Units (2)	Unvested Restricted Stock Units (3)(4)	Total Equity	Total Value (5)
Michael F. Johnston	0	81,303	7,894	89,197	$1,255,001
Kathleen S. Lane	0	14,787	7,894	22,681	$319,121
Jeffrey Liaw	0	37,355	7,894	45,249	$636,653
Michael W. Malone	0	11,423	7,894	19,317	$271,790
Larry S. McWilliams	22,533	0	12,030	34,563	$486,301
James C. Melville	2,115	14,787	7,894	24,796	$348,879
James J. O’Connor	3,500	14,787	7,894	26,181	$368,366
Jacob H. Welch(6)	0	0	7,894	7,894	$111,068
Total	28,148	174,442	67,288	269,878	$3,797,183

1.

Includes, for Messrs. Melville and O’Connor, shares acquired in a pro rata distribution by AWI as a result of the Separation (every 2 shares of AWI common stock resulted in 1 Common Share), and for Mr. McWilliams, shares acquired following the vesting of his 2016 and 2017 grants for retainer services under the terms of the 2016 Directors Stock Unit Plan.

2.

Includes Director RSUs that have vested but are not yet acquirable by the director which were granted under the director compensation program of AWI prior to the Separation; amounts were adjusted based on exchange ratio calculated based on the closing price of AWI’s common stock on April 1, 2016 and the opening price of our Common Shares on April 4, 2106, both as reported on the NYSE. The Exchange Ratio was 3.70248. Vested units will be acquirable by the director (x) for units granted prior to June 2011, six (6) months following the termination of the director's service on the Board, and, (y) for units granted during and after June 2011, at the time of the termination of the director's service on the Board. Also includes Director RSUs granted and vested under the 2016 Directors Stock Unit Plan but are not yet acquirable until the termination of the director’s service on the Board per the director’s election to defer.

3.

Director RSUs granted on June 4, 2018 under the terms of the 2016 Directors Stock Unit Plan. The Director RSUs vest (contingent upon the director's continued service as of such date) on the earlier of (i) the next annual stockholders meeting following the grant; (ii) the death or total and permanent disability of the director; or (iii) the date of any Change in Control (as defined in the Plan). Shares will be issued for vested units within 60 days of (x) the vesting date, or (y), a later deferral date if deferred by the director under the terms of the Plan.

4.

Under the terms of the 2016 Directors Stock Unit Plan, Director RSUs vest on the date of the Company’s annual meeting of stockholders that immediately follows the grant date. The Director RSUs in this column will vest on June 4, 2019 (contingent upon the director's continued service as of such date).

5.

Represents an amount equal to the sum of the number of Common Shares beneficially owned, plus the number of vested and unvested Director RSUs, as applicable, multiplied by $14.07, which was the closing price of the Company’s Common Shares on the NYSE on April 1, 2019. Rounding may immaterially affect totals.

6.

Under an agreement with ValueAct Capital, Mr. Welch is deemed to hold the Director RSUs for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P.

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we provide a detailed description of our compensation programs, including the underlying philosophy and strategy, the individual elements, the methodology and processes used by the Board and the Management Development and Compensation Committee (“the Committee”) to make compensation decisions, and the relationship between AFI performance and compensation delivered in fiscal year 2018.  The discussion in this Compensation Discussion and Analysis (“CD&A”) focuses on the compensation of our CEO, individuals serving in the role of CFO, and the next three most highly compensated senior executives for the fiscal year 2018.  These individuals, referred to as AFI’s named executive officers (“NEOs’), were:

•	Donald R. Maier, President and CEO
•	Ronald D. Ford, Senior Vice President and CFO (resigned effective January 4, 2019)
•	Dominic C. Rice, Chief Product Officer and Senior Vice President, Global Operations
•	Christopher S. Parisi, Senior Vice President, General Counsel, Secretary & COO
•	John C. Bassett, Senior Vice President, Human Resources

We seek to pay our senior executives fairly and competitively and to link pay with performance.  Each NEO’s total compensation is targeted to the market median, while actual compensation is linked to performance.  The main elements of our compensation program are base salary, a short-term cash incentive award under our Annual Incentive Plan (“AIP”), and long-term incentive (“LTI”) equity-based grants.  To facilitate the link between NEO compensation and company performance, a significant portion of our senior executives' target compensation is performance-based.  We emphasize compensation opportunities that reward our senior executives when they deliver targeted financial results and drive stockholder value.  For fiscal year 2018, incentive compensation (composed of AIP and LTI awards) accounted for approximately 79% of Mr. Maier’s total target direct compensation (base salary, AIP awards and LTI awards) and approximately 72% of the average total target direct compensation of the other NEOs.

EXECUTIVE SUMMARY

Our Business

We are a global leader in the design and manufacture of floors.  As of December 31, 2018, we operated nine plants and had approximately 1,800 employees worldwide.  For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC.

Our 2018 Business Performance

In December 2018, the Company completed the previously announced sale of its wood flooring business.  2018 performance goals include the wood flooring business since it was not sold or classified as a discontinued operation until the end of the fourth quarter. Figures below include total Company results.

Our 2018 EBITDA performance of $71 million was higher than 2017 performance of $65 million but slightly below our $75 million target, resulting in a 2018 AIP payout below target. EBITDA (Earnings before interest, taxes, depreciation, and amortization) is a non-GAAP measure. We define EBITDA as (i) operating income, plus (ii) depreciation and amortization, plus (iii) noncash pension expense. Please see Annex A for a reconciliation of the non-GAAP measure to the most directly comparable GAAP measure.

The underperformance was primarily due to continued strong inflationary pressures combined with volume declines in portions of our legacy portfolio.

While disappointing, we believe that management took a number of important steps to revitalize our portfolio and drive the business during 2018:

•

We successfully sold the wood flooring business for $90 million of net proceeds, subject to a customary working capital adjustment in the first quarter of 2019.  We also incurred a $154 million loss in connection with this sale.   This strategic change will allow us to focus exclusively on the resilient products, including the rapidly growing LVT category.

•	In connection with the sale of the wood flooring business, we refinanced our outstanding debt and extended the maturity to 2023.
•	LVT sales grew at double-digit rates, with meaningful growth in manufactured products with Diamond 10® Technology, as well as sourced products, such as our Rigid Core products.
•	We continued product innovation, including the expansion of our Diamond 10® Technology to vinyl composition tile, which reduces total cost of ownership for commercial applications by 40%.
•

In early 2018, we implemented a plan to empower distributors in residential markets, allowing them to better customize marketing programs to local needs.  In line with this change, we shifted our focus to commercial markets, where our scale and reach allow us to improve our market position with national accounts and contractors.

•	We delivered strong productivity results in our manufacturing plants, which, coupled with price, partially offset intense inflationary pressures.

We believe that these changes will enhance our competitive position and position us to achieve both our medium and long-term goals.

Our 2018 Executive Compensation Objectives and Actions

The Committee reviews and makes decisions about senior executive compensation, including the amount of base salary, AIP awards and LTIP awards made to our NEOs.  The Committee takes into account our financial and business results, individual performance and competitive data and balances short-term goal achievement with long-term shareholder value.  In light of these considerations, the Committee made the following executive compensation decisions in fiscal year 2018:

•

Continued to emphasize the use of performance-based equity incentives so that the achievement of target compensation for our senior executives correlates with strong performance for AFI and our stockholders.

•	Set target incentive levels for the 2018 AIP at 110% of base salary for the CEO and a range of 50% to 70% of base salary for the other NEOs.
•

Established the 2018 performance goals for our AIP, including target adjusted EBITDA (a non-GAAP measure) of $75 million, consistent with our Board-approved business plan.  These performance goals were calculated consistently with the way in which our publicly disclosed non-GAAP financial measures were calculated.  (See Annex A for more information about our non-GAAP financial measures, including a reconciliation to GAAP.)

•	Approved fiscal year 2018 AIP payouts at 87.5% of target, based on 2018 adjusted EBITDA performance result of $71 million (95% of target performance).
•

Approved payouts for the 2016-2018 performance-based awards (“PSAs”) and performance-based units (“PSUs”) awards at 15.6% of target for Tier I participants (Messrs. Maier and Rice) and at 31.1% of target for Tier II participants (Messrs. Parisi and Bassett) based on the cumulative three year EBITDA and free cash flow (“FCF”) performance (a non-GAAP measure that is described and reconciled in Annex A, with a total shareholder return (“TSR”) modification applied to the Tier I participants.

•

In January 2018, granted special retention time-based restricted stock units (“RSUs”) to our NEOs. These special RSU grants are intended to retain our NEO talent during a challenging time for the Company, as we shift our residential marketing and merchandising responsibilities to our distributors while focusing our resources to drive growth with national retail and commercial customers. These special RSUs vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, subject to continued employment.

•

Granted annual LTI awards to our NEOs after considering our compensation philosophy and the Committee's assessment of individual performance and expected future contributions. Our NEOs have a significant percentage of their total compensation linked to performance-based compensation elements, specifically the LTI grants. The form of each annual LTI award was 100% PSUs for our NEOs.

•

Provided Mr. Rice with a monthly stipend of $2,200 beginning February 1, 2018 and ending December 31, 2018 to recognize the expansion of his role to include Marketing, Product Management and Research and Development.  The

Committee reviewed Mr. Rice’s salary as part of the Committee’s annual review of executive compensation in early 2019.
•	Reviewed and approved a revised peer group to replace one peer group company.

We believe that the fiscal year 2018 compensation of our senior executives was aligned with AFI's fiscal year 2018 results. Our compensation policies have enabled us to attract talented and experienced senior executives. We believe that these policies have benefited AFI since the separation from AWI and will position us for growth in future years.

Investor Outreach

We seek regular engagement with investors in order to communicate our strategy and solicit feedback from the investment community. The Company periodically discusses feedback, including key themes and other insights gained from the investor outreach meetings, at the Company’s Board and Committee meetings, as appropriate. The Board, as well as the management team, values the perspectives of our investors as it helps us to understand and evaluate the effectiveness of our investor communications. We also engage a third party consultant to obtain independent feedback from our investors.

Additionally, the Committee takes into consideration the results of the annual advisory vote on the Company’s executive compensation program. At the 2018 Annual Meeting, approximately 94% of the Company’s stockholders who voted expressed their approval of the compensation of the Company’s named senior executives. ValueAct Capital, our largest stockholder, representing approximately 18% of our outstanding shares is represented on our Board.

In furtherance of our stockholder engagement program, in December 2018, we invited our top stockholders representing, in the aggregate, approximately 41% of our outstanding shares to participate in discussions regarding executive compensation, environmental, social and governance matters. Members of our management, including representatives from our Compensation, Investor Relations and Sustainability teams met with a sub-set of the top stockholders to discuss their expectations and ensure that our compensation program is fully understood by them and aligned to their expectations. We discussed our approach to executive compensation programs, stockholder views on the program design and the most recent revisions to our compensation plans. We also received insight regarding stockholder views concerning evolving areas of sustainability, social and environmental risk.

We believe that we have strong alignment between business strategy and compensation design and that our incentive plan metrics align with our business strategy, as further discussed below. We regularly analyze our practices to ensure we remain a leader in executive compensation best practices and remain aware of investor concerns.

OUR EXECUTIVE COMPENSATION PROGRAM PHILOSOPHY AND OBJECTIVES

Our long-term success and growth depend on attracting and retaining highly capable global business leaders with the experience and skills to deliver our strategy in a volatile and changing market environment.  Thus, our executive compensation programs are designed to attract, motivate and retain those high-quality leaders. In developing and maintaining our executive compensation program, the Committee focuses on the following key objectives:

•	Align executive interests with stockholders’ interests to maximize long-term stockholder value;
•	Create a strong link between pay and performance by placing a significant portion of compensation ‘‘at risk’’ based on performance against pre-established goals; and
•	Structure sufficiently competitive compensation packages globally, to enable access to high-quality executives in a highly competitive talent environment.

Our 2018 Compensation Practices and Policies

We believe our executive pay is reasonable and provides appropriate incentives to our NEOs to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions.  We regularly evaluate the major risks to our business, including how risks taken by management could affect the value of executive compensation. To this end, we note the following regarding our compensation practices:

WE DO	WE DO NOT

   use a combination of short-term and long-term incentives to ensure a strong connection between AFI’s operating performance and actual compensation delivered regularly evaluate our peer group and pay positioning under a range of performance scenarios annually review all of our compensation plans, policies, and significant practices annually review risks associated with compensation

   include a “double-trigger” change-in-control provision in our executive Change in Control Severance Agreements, as well as our current LTI plan, so participants will receive severance benefits only if both a change in control and a qualifying termination occur annually review and limit executive perquisites

   retain an independent compensation consultant who does not perform other significant services for AFI have an Executive Incentive Compensation Recoupment Policy to ensure accountability in the presentation of our financial statements enforce stock ownership requirements to ensure that Directors and executives have interests in common with our stockholders provide senior executives with limited perquisites (executive physicals) and benefits (such as health care insurance, life insurance, disability, and retirement plans) on the same basis as other full-time AFI employees provide excise tax gross-ups upon a change in control to any employees offer above-market earnings on contributions to deferred compensation accounts grant stock options with an exercise price less than the fair market value of AFI’s common stock on the date of grant re-price stock options without the prior approval of our stockholders cash out underwater stock options

   offer employment agreements to our executives, other than our Change in Control Severance Agreements include reload provisions in any stock option grant

   permit directors or employees, or their respective related persons, to engage in short sales of AFI’s stock or to trade in instruments designed to hedge against price declines in AFI’s stock permit directors or officers to hold AFI securities in margin accounts or to pledge AFI securities as collateral for loans or other obligations

How We Make Compensation Decisions

The Committee is responsible for executive compensation program design and the decision-making process relative to NEOs specifically, and broadly, as these programs apply to other senior leaders and participating employees.  The Committee solicits input from the independent members of the Board, the CEO, other members of management, and its independent compensation consultant to assist with its responsibilities.  The following summarizes the roles of each of the key participants in the executive compensation decision-making process.

Roles of Key Participants

Management Development and Compensation Committee

•   Comprised of independent members of the Board

•   Sets the philosophy and principles that guide the executive compensation program.

•   Oversees the design of our executive compensation programs in the context of our culture, competitive practices, legal and regulatory landscape, and governance trends.

•   Reviews and approves short- and long-term incentive compensation design, including performance goals and the reward consequences for delivering above or below target performance.

•   Reviews our leadership development programs and succession planning for CEO and senior executives.

•   Reviews and approves corporate goals and individual objectives relevant to the compensation of the CEO, evaluates the CEO’s performance relative to those goals and objectives, and recommends CEO compensation to the independent directors based on the evaluation.

•   Oversees the evaluation of the other senior executives and establishes their compensation levels in collaboration with the CEO.

Independent Members of the Board	• Participate in the performance assessment process for the CEO. • Approve CEO compensation decisions, including base salary, AIP awards and LTI awards.
Independent Compensation Consultant

•   Provides analysis, independent advice and recommendations with regard to executive compensation.

•   Attends Committee meetings, as requested, and communicates between meetings with the Committee Chair.

•   Advises the Committee on market trends, regulatory issues and developments and how they may impact AFI’s executive compensation programs.

CEO	• Provides input to the Committee on senior executive performance and compensation recommendations other than for himself.

Independent Compensation Consultant

Beginning in June 2016, the Committee engaged Willis Towers Watson as its independent consultant on executive compensation matters.

Willis Towers Watson also serves as our Pension Plan Actuary in Canada and typical actuary annual fees paid by us to Willis Towers Watson are approximately $20,000.  We also purchase select compensation and HR survey data from the firm.

At the request of the Committee, in addition to providing general executive compensation advice outlined above, Willis Towers Watson performed the following services during 2018:

•	Provided information on executive compensation trends and external developments, including regulatory changes.
•	Provided a competitive evaluation of total compensation for the NEOs, as well as overall compensation program share usage, dilution, and LTI expense.
•	Reviewed the peer group used for market analyses.
•	Reviewed the competitiveness of actual pay delivered in relation to performance as compared to the peer group, as further discussed below.
•	Provided recommendations on CEO total compensation.
•	Reviewed recommendations for our CEO’s compensation in relation to the other NEOs.

•	Reviewed Committee agendas and supporting materials in advance of each meeting and raised questions or issues with management and the Committee Chair, as appropriate.
•	Provided guidance and recommendations on incentive plan design, including the rigor of metrics and goals.
•	Reviewed drafts and commented on this CD&A and the related compensation tables.

The Committee determined the work of Willis Towers Watson did not raise any conflicts of interest in 2018.  In making this assessment, the Committee considered the independence factors enumerated in Rule 10C-1(b) under the Exchange Act and corresponding rules of NYSE, including the fact that Willis Towers Watson provides limited other services to us, the level of fees received from us as a percentage of Willis Towers Watson’s total revenue, the policies and procedures employed by Willis Towers Watson to prevent conflicts of interest, and whether the individual Willis Towers Watson advisers to the Committee own any common shares or have any business or personal relationships with members of the Committee or our senior executives.

After considering all of the factors required by the NYSE rules and all other factors relevant to Willis Towers Watson’s independence from management, the Committee has determined Willis Towers Watson is independent.

Setting Executive Compensation

We consider market pay practices as a starting reference point when setting executive compensation.  The Committee assesses whether our level of executive pay is appropriate when compared to industry and market standards.  In general, we target NEO pay to be at or near the 50th percentile of the competitive market, but we may deviate from this target due to an individual’s performance or tenure in his or her current position, internal equity with peers situated at similar levels, and to attract the required level of global business knowledge and leadership needed to achieve our strategic objectives.

The Committee's independent compensation consultant assists the Committee in developing the relevant competitive market using published survey data and a peer group of companies to serve as the basis for comparing the pay of our named senior executives to the market.  Annually, we conduct a detailed market review of executive pay to evaluate each element of pay against the market. Overall, our reported NEOs are paid 11% percent below our relevant competitive market for base salary and 18% percent below our relevant competitive market.

Peer Group

Our peer group is composed of companies with business models and operations comparable to our own and companies that we believe have a similar financial and operational profile.  Metrics used to select our peer group include:  revenue; market capitalization; business model comparability; global presence; and competition for executive talent.  We believe that our peer group reflects the type and complexity of business risks managed by our NEOs and that we compete with many of the companies in our peer group for executive talent.

In fiscal year 2018, the Committee, in consultation with its independent compensation consultant, evaluated the continuing appropriateness of our peer group. Following its review, the Committee approved two changes. Ply Gem Holdings was removed as the company is no longer publicly traded and BlueLinx Holdings, Inc. was added back to the peer group for 2019 due to its similar industry, revenue and market capitalization.  Our 2018 peer group, as determined by the Committee, was as follows:

2018 Peer Group
American Woodmark Corp	Griffon Corporation
Apogee Enterprises, Inc.	Insteel Industries, Inc.
BlueLinx Holdings, Inc.	Interface, Inc.
Continental Building Products, Inc.	NCI Building Systems, Inc.
Forterra, Inc.	Patrick Industries Inc.
Gibraltar Industries, Inc.	PGT Innovations, Inc.
GMS Inc.	Quanex Building Products Corporation

In fiscal year 2018, the Committee reviewed peer group proxy statement data in evaluating our NEOs’ pay and published compensation survey data in evaluating our other senior executives' pay.  When assessing pay levels, the Committee also reviews the relative positioning of our senior executives with each other.  In 2018, the Committee's consultant advised the Committee that our overall competitive posture for executive pay remained aligned with our pay for performance compensation philosophy.

Target Percentile Compensation Opportunity

We target total direct compensation opportunity at or near the 50th percentile relative to our peer group.  We believe that targeting pay opportunities at the median of our peer group enables us to retain talented and experienced senior executives and is consistent with market-leading practices.

Components of the Executive Compensation Program

The following table outlines the pay elements of our Executive Compensation Program and provides a summary of actions and results for 2018.

Pay Element	Purpose	Characteristics	2018 Actions and Results
Base Salary	• Provide a regular stream of income and security.

•   Fixed cash component

•   The Committee takes into account job performance, scope of duties and responsibilities, experience in role, expected future contributions, peer group and other market pay data.

•   Our NEOs’ salaries are currently below median; however, it is expected that our NEOs will move toward median over time.

Mr. Maier received an increase of 2% and the other NEOs received increases of 2%-7% based on individual performance and market assessment.

Provided Mr. Rice with a monthly stipend of $2,200 beginning February 1, 2018 and ending December 31, 2018 to recognize the expansion of his role to include Marketing, Product Management and Research and Development.

Annual Incentive	• Motivate executives to improve short-term financial performance. • Reward executives who deliver targeted results.	• Actual payout is based on AFI performance.	As the 2018 $71 million adjusted EBITDA was 95% of AIP performance target, the 2018 AIP payout was 87.5% of target.
Long-Term Incentive	• Enhance alignment between management and stockholders. • Motivate executives to achieve superior business results over long term. • Support stock ownership requirements.	• Actual value is determined by AFI performance over a three-year time frame and/or linked to stock price.

In March 2018, the CEO received annual LTI grant valued at $1,625,000 equal to his annual LTI target of 250% of base salary.  The annual target LTI awards for the other NEOs were 75% to 120% of base salary.

In January, our NEOs received a special one-time time-based RSU grant, which was intended to retain our NEO talent as we shift our residential marketing and merchandising responsibilities to our distributors while focusing our resources to drive growth with national retail and commercial customers.  Messrs. Maier and Rice received a grant equal to two times base salary. The other NEOs received a grant equal to 75% of base salary.

Benefits

•   Provides a standard range of health, welfare, and retirement benefits generally similar to those provided to other salaried employees, except that senior executives are eligible to receive enhanced company-paid long-term disability benefits and are eligible for nonqualified retirement savings benefits.

		Actual benefits are based on enrollments made for the calendar year.	None

Perquisites	Provide our executives with limited perquisites comparable to those provided to executives in our peer group.	Reimbursements for executive physicals are provided based on actual expense.	None

Base Salary

In determining salary levels for each of our NEOs, the Committee considers factors such as the financial and operational performance, leadership, development of people, time in position, internal equity, and potential.  The Committee also considers each NEO’s current salary as compared to the salary range and median salary practices of our peer group. After considering all relevant information, the Board determined that the CEO’s base salary for fiscal 2018 should increase by 2%.  The Committee approved base salary increases for the other NEOs ranging from 2% to 7%. The NEOs’ salary levels remain below the market median in aggregate for similar positions.  The salaries of Messrs. Rice and Parisi were significantly below median, so their salaries were adjusted to be closer to the median. This information differs from the Summary Compensation Table, which reflects the total base salary received for the year.

Name	Base Salary as of Dec 31, 2017 ($)	Salary Increase %	Base Salary as of Dec 31, 2018 ($)
Donald R. Maier	650,000	2.0%	663,000
Ronald D. Ford	450,000	2.0%	459,000
Dominic C. Rice	308,250	5.0%	323,663
Christopher S. Parisi	308,250	7.0%	329,828
John C. Bassett	277,425	3.5%	287,135

The Committee determined that it was appropriate to provide Mr. Rice with a temporary monthly stipend of $2,200 beginning February 1, 2018 and ending December 31, 2018 to recognize the expansion of his role to include Marketing, Product Management and Research and Development, effective as of February 1, 2018.  The Committee reviewed Mr. Rice’s salary as part of the Committee’s annual review of executive compensation in early 2019.

2018 Annual Incentive Plan

For 2018, the AIP payout was 87.5% of target, based on 2018 $71 million adjusted EBITDA of 95% of target performance (as shown in the table below). The Board and the Committee consider individual performance when finalizing AIP awards for the CEO and other NEOs and make appropriate adjustments based on individual performance.  However, no AIP award for our NEOs may exceed the maximum level. The Board and the Committee did not exercise discretion, or make any corresponding adjustments, for the 2018 AIP payout.

The targets for the 2018 plan measures were based on our Board approved business plan for fiscal year 2018. In January 2018, the Committee approved the following adjusted EBITDA performance measure for our 2018 fiscal year based on our operating plan.  The payout for performance that falls between Threshold and Target and between Target and Maximum levels is interpolated on a straight-line basis.

	Threshold	Target	Maximum	Actual Performance
Adjusted EBITDA	$60M	$75M	$90M	$71M
Payout Level	50%	100%	200%	87.5%

The Committee chose adjusted EBITDA, a non-GAAP measure as the corporate-level goal because it is the key metric used by management to set our business goals and evaluate our financial results.  Please see Annex A for more information.

Each NEO’s AIP target was based on a percentage of base salary.  Target and actual fiscal year 2018 AIP awards for our NEOs were as follows:

Name	2018 Actual Base Salary ($)	Target Incentive (% of Base Salary)	Target Incentive ($)	Maximum Incentive Potential ($)	Percentage Payout	Actual Annual Incentive Payout ($)
Donald R. Maier	659,750	110%	725,725	1,451,450	87.5%	635,010
Ronald D. Ford	456,750	70%	319,725	639,450	87.5%	279,760
Dominic C. Rice	319,809	55%	175,895	351,790	87.5%	153,910
Christopher S. Parisi	324,433	55%	178,438	356,876	87.5%	156,130
John C. Bassett	284,708	50%	142,354	284,708	87.5%	124,560

The Committee approves the performance goals and incentive levels for each of our senior executives under our AIP.  The performance goals include a threshold, a target and a maximum.  Threshold refers to the minimum acceptable level of performance.  We do not pay an incentive if our performance is below the threshold.  If performance is at threshold, payout is 50% of their target incentive.  Target is the expected level of performance and results in a payout of 100% of their target incentive.  Senior executives may receive an amount in excess of their target incentive (up to a maximum of 200% of the target incentive) if we exceed target on the performance metric.

In establishing the performance and payout ranges for AFI, the Committee considered a number of factors including:

•	The amount of year-over-year improvement in EBITDA required to achieve target performance
•	The degree of difficulty and probability of achieving the various EBITDA performance targets
•	The percent of incremental EBITDA to be split between participants and stockholders

Long-Term Incentive Plan

We use equity awards to motivate our senior executives to achieve superior business results over the long term.  Equity awards support our stock ownership requirements and further enhance the alignment between management and stockholder interests. In fiscal year 2018, our NEOs were granted both time-based RSUs and performance-based awards in the form of PSUs. LTI awards are issued pursuant to our Long-Term Incentive Plan.

Equity incentives represented approximately 62% of Mr. Maier's total direct compensation and approximately 55%, on average, of the total direct compensation of the other NEOs in fiscal year 2018.  In approving fiscal year 2018 LTI award grants, the Committee considered a number of factors:

•

Skills, experience, time in role and expected future contributions:  The size of an equity award depends in part on the scope of an executive officer's job responsibilities and the impact he or she can be expected to have on our future operating results.

•	Company performance: The Committee reviews our prior year financial performance and the senior executives' leadership and focus on fostering our strategic initiatives.
•

Market alignment:  The Committee sets the target value of equity awards so that our senior executives will have a target long-term incentive near the median of our peer group.  The target values are informed by the Committee's review of the competitive positioning of each element of pay based on compensation data prepared by the external compensation consultant with reference to our peer group for our NEOs and with reference to published market compensation survey data for the other senior executives.

•

The emphasis placed on equity in the mix of total compensation:  The Committee believes that incentive compensation should constitute the majority of each senior executive's overall compensation package to provide incentives to meet our performance objectives and grow our stock price over time.

•

Average annual share use:  The Committee also takes into account the average annual share use for total equity incentives granted to employees in order to provide restricted stock units and performance stock units to eligible employees at a reasonable rate and cost to AFI and its stockholders.

Each NEO’s LTIP target was based on a percentage of salary. In January 2018, the NEOs also received a special one-time time-based RSU grant, which increased the total 2018 LTIP grants for 2018. Target and actual fiscal year 2018 LTIP grants for our NEOs were as follows:

Name	LTIP Target as % of Base Salary	Additional one-time RSU Grant as a % of Base Salary(1)	Total 2018 LTI Grant as % of Base Salary	2018 LTI Grant Date Fair Value $(2)
Donald R. Maier	250%	200%	450%	2,925,000
Ronald D. Ford	120%	75%	195%	877,500
Dominic C. Rice	75%	200%	275%	847,700
Christopher S. Parisi	85%	75%	160%	493,188
John C. Bassett	75%	75%	150%	416,169

(1)

Represents one-time special time-based RSU awards granted. The RSUs will vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. See additional commentary below on “Time-Based Awards”.

(2)

Amounts represent the grant date fair value for the LTI equity award granted in 2018, as calculated under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718.  Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our common shares on the date of the grant.

Equity awards are subject to vesting, forfeiture and clawback provisions, described in more detail below and in the sections following the Summary Compensation Table.  Forfeiture and clawback provisions serve as a means to redress detrimental behavior by current and former employees.  For additional information about our long-term equity incentive awards, see the narrative discussion titled "Stock Awards and Option Awards (Columns (d) and (e))" following the Summary Compensation Table below.

Time-Based Awards

In January 2018, our NEOs received a special one-time time-based RSU grant intended to retain our NEO talent as we shift our residential marketing and merchandising responsibilities to our distributors while focusing our resources to drive growth with national retail and commercial customers.  Messrs. Maier and Rice received an RSU grant with a value at the date of grant equal to two times base salary. The other NEOs received an RSU grant with a value at the date of grant equal to 75% of base salary.  On the grant date, the RSUs were to vest on the third anniversary of the date of grant, subject to continued employment as described in the grant agreements. In February 2019, the Committee modified the vesting schedule so that 50% of the RSUs will vest on the second anniversary of the date of grant and the remaining 50% will vest on the third anniversary of the date of grant, subject to continued employment.  The Committee determined that this modification to the vesting schedule was appropriate to increase short-term retention given the uncertainty following the sales of the wood business and allow the NEOs to accelerate progress towards compliance with our stock ownership guidelines, which is a priority for our NEOs and aligns their interests with those of our stockholders.

2018 -2020 Performance-Based Awards

In 2018, the Committee continued the use of EBITDA and FCF as the primary financial measures for the 2018 – 2020 performance-based awards thus providing a consistent measurement of performance since our separation from AWI.  Our Committee selected EBITDA as a metric in our AIP and LTIP because it is the key metric used by management to set business goals and evaluate our financial results. The use of EBITDA in both the AIP and LTIP provides an incentive for management to focus on EBITDA goals over both the short-term and long-term periods.  Our Committee selected FCF as a metric in our LTI plan because we believe FCF will create a strong alignment with performance activities and growth over the performance period. The plan covers a three-year performance period to allow a reasonable timeframe for value creation, challenging targets with substantial upside for breakout performance and a payout scale that defines meaningful hurdles on the way to breakout performance.

Vesting is based on the achievement of EBITDA targets (75% of the award) and FCF (25% of the award).  After the end of the performance period, our NEOs will be eligible to vest in a number of shares (from 0 to 200% of the target award) based on AFI’s cumulative EBITDA and cumulative FCF performance over the performance period.  The maximum vesting will be 200% of the target award.  The awards have a one-year, post-vesting holding period for any portion of the award that vests above target, such that the vested above-target shares will not be available to be sold until the one-year anniversary following the vesting date of the awards, subject to limited exceptions.

Cumulative EBITDA accounts for 75% of the target award.  Cumulative EBITDA is defined as (i) operating income, plus (ii) depreciation and amortization, plus (iii) noncash pension expense.

2018 – 2020 Absolute EBITDA	Performance to Target	Payout Opportunity
Threshold	80%	50%
Target	100%	100%
Maximum	150%	200%

Cumulative FCF accounts for 25% of the target award.  Cumulative FCF is defined as cash flow from operations, less cash used in investing activities.

2018 – 2020 Absolute FCF	Performance to Target	Payout Opportunity
Threshold	70%	50%
Target	100%	100%
Maximum	176%	200%

2016 -2018 Performance-Based Awards (Payable in 2019)

The three-year performance period for PSAs and PSUs awarded in 2016 ended on December 31, 2018. The final number of shares earned was based on cumulative EBITDA and FCF performance and for the Tier I participants the absolute TSR target over the three-year performance period. The final payout determination was made in March 2019 after a review of the Company’s performance. Performance for cumulative EBITDA was below target, resulting in no payout for the 75% EBITDA component of the grant. Performance for cumulative FCF was 149% of target, resulting in a 124.4% payout for the 25% FCF component of the grant. The resulting aggregate awards for the Tier II participants (Messrs. Parisi and Bassett) were distributed at 31.1% of their target award.  The awards for Tier I participants (Messrs. Maier and Rice) were subject to a TSR modifier. TSR was calculated as the volume weighted average stock price for the 30 trading days beginning with and immediately following April 4, 2016 and the volume weighted average stock price for the highest consecutive 30 trading days in the 60 trading day period beginning January 2, 2019 (first trading day of 2019). The resulting TSR fell below the threshold performance level, resulting in the awards for Tier I participants (Messrs. Maier and Rice) to be modified down by 50%, for an overall payout of 15.6% of target.

	Threshold	Target	Maximum	Actual Performance
2016-2018 Cumulative EBITDA Goals	$240M	$300M	$450M	$209M
Payout Level	50%	100%	200%	0.0%

	Threshold	Target	Maximum	Actual Performance
2016-2018 Cumulative FCF Goals	$1M	$47M	$137M	$69M
Payout Level	50%	100%	200%	124.4%

	Threshold	Target	Maximum	Actual Performance
2016-2018 TSR Goals	8%	12%	30%	0.55%
Tier I Modifier	50%	100%	150%	50.0%

Further details are provided in the Option Exercises and Stock Vested Table and Outstanding Equity Awards Table.

NEO Changes

On January 4, 2019, Ronald D. Ford resigned as Senior Vice President and Chief Financial Officer of the Company. In connection with Mr. Ford’s resignation, the Company and Mr. Ford entered into a separation agreement and release pursuant to which, in exchange for this release, the Company paid Mr. Ford a lump sum cash payment of $100,000 within three days of his execution of the separation agreement, and a lump sum cash payment of $1,115,295 within 10 days following his execution of a supplemental release. Mr. Ford was eligible to receive a bonus under the 2018 AIP based on actual achievement of the corporate performance metrics for 2018, and a prorated bonus under the 2019 AIP based on actual achievement of the corporate performance metrics for 2019. The vesting of 17,058 of Mr. Ford’s RSUs was accelerated and 38,406 of Mr. Ford’s PSUs will remain eligible to vest based on satisfaction of the applicable company performance metrics.

The Company announced the appointment of Douglas B. Bingham to the position of Senior Vice President, Chief Financial Officer and Treasurer, effective as of January 4, 2019.  In connection with his appointment as Senior Vice President, Chief Financial Officer and Treasurer, and effective as of January 4, 2019, Mr. Bingham will receive (i) an annualized base salary of $300,000, prorated for service during 2019; (ii) be eligible to earn an annual incentive target bonus award opportunity of 55% of his annual base salary under the AIP, prorated for service during 2019; (iii) based on performance measures approved by the Committee and subject to adjustment based on performance be eligible to participate in the 2016 Long-Term Incentive Plan with a targeted award value of up to 75% of his annual base salary; (iv) enter into the standard form of Change in Control and Severance Agreement and Indemnification Agreement; and (v) be eligible to participate in the Severance Pay Plan for Executive Employees.

ADDITIONAL INFORMATION REGARDING OUR COMPENSATION PROGRAMS

Qualified and Nonqualified Defined Benefit Pension Plans

Messrs. Rice and Bassett participate in our qualified defined benefit pension plan, the Retirement Income Plan (“RIP”), which is a successor to AWI’s qualified retirement plan, and the related Retirement Benefit Equity Plan (“RBEP”).  Mr. Rice’s benefits under the AFI RIP and RBEP were frozen effective December 31, 2017. Mr. Bassett’s benefits under the AFI RIP and RBEP were frozen effective February 2006.  No other NEOs participate in the RIP or RBEP.

Qualified Defined Contribution Savings Plan and Nonqualified Deferred Compensation Plan

We provide a 401(k) plan match of 100% on the first 4% of employee contributions and a 50% match on the next 4% of employee contributions.  All NEOs are eligible to participate in the 401(k) plan.

We offer an unfunded, nonqualified deferred compensation plan, the Nonqualified Deferred Compensation Plan (“NQDCP”).  This plan restores company contributions that would be lost due to Internal Revenue Code limits on compensation and contributions under the 401(k) plan and allows participants to voluntarily elect to defer a portion of base salary and AIP until a future date.  Participants receive a company match identical to the 401(k) plan company match up to a maximum contribution of 6% of eligible earnings.  All NEOs not participating in, or accruing a benefit under the RIP, are eligible to participate in this plan.

Change in Control (“CIC”) Agreements and Severance Pay Plan for Executive Employees

Our NEOs have Change in Control Severance Agreements (“CIC Agreements”) with the Company, and they participate in the Severance Pay Plan for Executive Employees, which provides severance in the absence of a change in control.

None of the CIC agreements provides for tax gross-ups under Sections 280G and 4999 of the Code.  For more information regarding our NEO CIC Agreements, please refer to “CIC Agreements” below.

For more information regarding our Severance Pay Plan for Executive Employees, please refer to “Involuntary Termination without Cause in the absence of CIC” below.

Stock Ownership Guidelines

The Committee maintains stock ownership guidelines for our NEOs to ensure that our NEOs have significant long-term value creation tied to stock price appreciation.  Ownership requirements and progress toward their achievement are reviewed annually as part of the compensation planning process.  A significant percentage of each NEO’s compensation is directly linked to our stock price appreciation.

The stock ownership guidelines for our NEOs are calculated as a fixed number of shares using a required ownership multiple, the NEO’s annualized base salary as of a fixed date, and the stock price as of a fixed date.  The required ownership multiple is five times annual base pay for our CEO and three times annual base pay for our other NEOs.

Shares may be counted toward the policy’s ownership guidelines, whether held directly by the NEO or owned jointly, provided shares are vested.  For stock options, the fair market value of our stock must exceed the exercise price (“in-the-money” options).  We include vested, unexercised, “in-the-money” stock options in the calculation.

The NEOs are required to retain 100% of net shares acquired upon future vesting or exercise of equity awards until the ownership guidelines are met.

The Committee last reviewed our NEOs’ progress toward meeting the ownership requirements in May 2018.  As of the date of the review, none of our NEOs have satisfied the ownership requirement.  All NEOs are expected to retain 100% of net shares acquired upon future vesting or exercise of equity awards until the ownership guidelines are met.

Recoupment Policy

In order to further align management’s interests with the interests of stockholders and support good governance practices, the Board maintains the Armstrong Flooring, Inc. Recoupment Policy (the “Clawback Policy”).  Pursuant to the Clawback Policy, in the event of a material restatement of our financial results, the Board, the Committee or another Board committee may, to the extent permitted by applicable law and as the Board or a committee may in its sole discretion deem appropriate and in the best interests of the company, seek the recoupment or forfeiture of any incentive-based compensation paid or awarded to current and former senior executives and any other officer who engaged in fraud, negligence or other misconduct that resulted in the restatement in excess of the amount that would have been paid or awarded to the officer under the restated financial statements.  The Clawback Policy includes a look-back period of three years preceding the payment or award, as applicable, of the incentive compensation unless the restatement resulted from fraud or misconduct by the officer, in which case the three-year look-back limitation would not apply.

To the extent that in the future the SEC adopts rules for clawback policies that require changes to our policy, we will revise our policy, if appropriate.

Prohibition on Hedging and Derivative Trading

All members of our Board and senior management, including our NEOs and certain other employees, are required to clear any transaction involving our securities with our General Counsel prior to entering into such transaction.

By policy, we prohibit derivative transactions in our securities, including:

•	Trading in puts, calls, covered calls, or other derivative products involving our securities;
•	Engaging in any hedging or monetization transaction with respect to our securities; and
•	Holding company securities in a margin account or pledging our securities as collateral for a loan.

We permit senior management to utilize stock trading plans that comply with Rule 10b5-1 of the Exchange Act.  All such plans are subject to our pre-approval, and the ability to enter into such plans remains subject to prohibitions on trading while in possession of material nonpublic information.

Assessment of Risk

We monitor the risks associated with our compensation program on an ongoing basis.  In 2018, it was the assessment of the Committee, with the assistance of Willis Towers Watson and management, that our compensation programs are designed and administered with an appropriate balance of risk and reward and, by their design, do not encourage executives to take unnecessary, excessive, or inappropriate risks and do not create risks reasonably likely to have a material adverse effect on the company.  In arriving at this determination, the Committee considered the following with respect to our compensation programs:

•	Whether the underlying pay philosophy, peer group and market positioning to support business objectives were appropriate.
•	Effective balance in:
•	Cash and equity mix;
•	Short- and long-term performance focus, with performance goals tied to profitability and absolute stock price performance;
•	Use of multiple performance metrics in the annual and long-term incentive plans;
•	Performance objectives established using a reasonable probability of achievement; and
•	Long-term incentive plan tied to operating performance over a multi-year performance period.

•	The Committee’s ability to exercise discretion to reduce AIP amounts earned based on subjective evaluation of quality of earnings and individual performance.
•

The presence of meaningful risk mitigation policies, such as stock ownership guidelines, clawback provisions, and independent Committee oversight; and prohibitions on hedging against and pledging of our common shares.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount a public company may deduct for compensation paid to the company’s CEO, CFO or any of the company’s three other most highly compensated employees, as well as persons who were such “covered employees” in a prior year after 2016.

As in prior years, the Committee considers both tax and accounting treatment in establishing our compensation program. The Committee retains discretion to authorize compensation arrangements that are not tax deductible, as the Committee deems appropriate.

COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management.  Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Management Development and Compensation Committee

Michael F. Johnston (Chair)

Kathleen S. Lane

James C. Melville

James J. O'Connor

Jacob H. Welch

This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor incorporated by reference into any future SEC filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate it by reference therein.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, and as a result of rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC requires disclosure of the CEO to median employee pay ratio.  We identified the median employee in 2017 based on our review of all full-time, part-time, temporary, seasonal, and foreign employees employed by AFI and our subsidiaries. The compensation of permanent employees who were not employed for the entire year, such as new hires, was annualized.  We applied a currency exchange rate for employees not paid in U.S. dollars using a 12-month average. We selected our median employee by: (i) calculating the annual compensation described below for each of our employees, and (ii) ranking the annual compensation of all employees except for the CEO from lowest to highest.

To determine our median employee, we took into account the following compensation elements, which we determined are the most commonly used elements of compensation for our employees worldwide:

•	Salary;
•	Annual Incentive Plan and Sales Incentive Plan payments; and
•	Grant date fair value of LTI awards.

We analyzed the median employee’s 2018 compensation compared to 2017 to confirm there were no significant changes in the median employee’s compensation arrangements year-over-year.  Based on these results, the absence of material change in our employee population and compensation arrangements, and consistent with applicable SEC regulations, we did not change our median employee for 2018.

Mr. Maier’s total compensation for fiscal year 2018 was $4,263,970 (as reflected in the Summary Compensation Table) and total compensation for the median employee in 2018 was $55,173, resulting in an estimated ratio of our CEO’s pay to the pay of our median employee for fiscal year 2018 of 77 to 1. The calculation of annual total compensation of our median employee was determined in the same manner as the “Total Compensation” shown for our CEO in the "Summary Compensation Table."

2018 SUMMARY COMPENSATION TABLE

The table below sets forth the total compensation for our NEOs during fiscal 2018.  The amounts paid and compensation granted during the period in 2016 before the separation from AWI were paid or provided by AWI.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards[1] ($)	Non-Equity Incentive Plan Compensation [2] ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compensation [4] ($)	Total ($)
Donald R. Maier	2018	659,750		—	2,925,000	635,010	—	44,210	4,263,970
President and CEO	2017	645,000		—	1,575,000	—	—	67,914	2,287,914
	2016	594,825		—	4,725,000	411,900	—	150,969	5,882,694
Ronald D. Ford	2018	456,750		—	877,500	279,760	—	49,800	1,663,810
Senior Vice President and CFO	2017	150,000		—	1,080,000	300,000	—	90,132	1,620,132
Dominic C. Rice	2018	344,009	(5)	—	847,700	153,910	(135,649)	21,613	1,231,583
Senior Vice President and	2017	306,188		—	225,000	—	492,187	8,954	1,032,329
Global Commercial	2016	287,938		—	585,010	78,390	459,669	34,597	1,445,604
Christopher S. Parisi	2018	324,433		—	493,188	156,130	—	14,948	988,699
Senior Vice President, Gen	2017	306,188		—	255,000	—	—	22,117	583,305
Counsel, Secretary, & CCO	2016	277,075		150,200	240,005	103,590	—	19,033	789,903
John C. Bassett	2018	284,708		—	416,169	124,560	(20,540)	16,029	820,926
Senior Vice President, Human	2017	275,569		—	202,500	—	34,867	22,117	535,053
Resources	2016	259,500		237,900	189,005	87,510	12,060	19,033	805,008

1)

The amounts reflect the aggregate grant date fair value of stock awards granted in the fiscal year, computed in accordance with Financial Accounting Standard Board's Accounting Standards Codification Topic 718. The maximum payouts for the 2018 performance-based LTIP awards are as follows based on the grant date value: $3,250,000 for Mr. Maier, $1,080,000 for Mr. Ford, $462,400 for Mr. Rice, $524,000 for Mr. Parisi, and $416,200 for Mr. Bassett (the foregoing maximums are 200% of target.) For more information, please refer to “Note. 5 Stock-based Compensation” in our Annual Report on Form 10-K filed with the SEC.

2)	2018 Annual Incentive Plan payouts were approved at 87.5% of target as the 2018 $71 million adjusted EBITDA was 95% of AIP performance target.
3)

The amount shown in the “Change in Pension Value & Nonqualified Deferred Compensation Earnings” represent changes in benefit value under the RIP and RBEP.  Plan benefits for Mr. Rice and Mr. Bassett have been frozen.

4)

The amounts shown in the "All Other Compensation" column include:  (i) company matching contribution to the AFI Savings and Investment 401(k) plan and the NQDCP; and (ii) personal benefits ("perquisites") consisting of medical examinations expense reimbursements to the extent the total perquisite value is $10,000 or greater per individual.  For each NEO, the total value of all perquisites did not reach $10,000, and is not included in the amount shown.

5)

The salary for Mr. Rice includes $24,200 of monthly stipend, which began February 1, 2018 and ended December 31, 2018 to recognize the expansion of his role to include Marketing, Product Management and Research and Development.

The following table provides the detail for the amounts reported in the All Other Compensation for 2018 for each NEO:

Name	Perquisites and Other Benefits ($)	Company Match Savings Plan Contributions ($)	Tax Equalization(c) ($)	Total ($)
Donald R. Maier	—	44,210	—	44,210
Ronald D. Ford	—	49,800	—	49,800
Dominic C. Rice	—	15,437	6,176	21,613
Christopher S. Parisi	—	14,948	—	14,948
John C. Bassett	—	16,029	—	16,029

(a)

Mr. Rice was originally hired by AWI’s Australian subsidiary (hired on July 1, 1981) and participated in a Superannuation (defined contribution) plan.  All contributions to the scheme were provided by AWI.  After moving to the United States, Mr. Rice remained a beneficiary of the Superannuation plan, but is no longer credited with employer contributions.  A portion of Mr. Rice’s Superannuation benefit is subject to U.S. taxes under Section 402(b) of the Internal Revenue Code.  AFI reimburses Mr. Rice for the amount of U.S. tax paid on the Australia Superannuation account and provides tax assistance on such reimbursement. Mr. Rice received reimbursement of $6,176 during 2018 representing assistance for the 2018 tax year.

GRANTS OF PLAN-BASED AWARDS

The table below shows information on AIP awards and PSUs and RSUs granted to each of the company’s NEOs under the terms of the Long-Term Incentive Plan in 2018.  There is no assurance that the grant date fair value of stock awards will be realized by the executive.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Awards(4) ($)
Donald R. Maier	(1)	N/A	362,863	725,725	1,451,450
	(2)	1/5/2018							76,561	1,300,000
	(2)	3/7/2018				58,161	116,321	232,642		1,625,000
Ronald D. Ford	(1)	N/A	159,863	319,725	639,450
	(2)	1/5/2018							19,877	337,500
	(3)	3/7/2018				19,328	38,655	77,310		540,000
Dominic C. Rice	(1)	N/A	87,948	175,895	351,790
	(2)	1/5/2018							36,308	616,500
	(3)	3/7/2018				8,275	16,550	33,100		231,200
Christopher S. Parisi	(1)	N/A	89,219	178,438	356,876
	(2)	1/5/2018							13,616	231,188
	(3)	3/7/2018				9,378	18,755	37,510		262,000
John C. Bassett	(1)	N/A	71,177	142,354	284,708
	(2)	1/5/2018							12,254	208,069
	(3)	3/7/2018				7,449	14,897	29,794		208,100

(1)

2018 Annual Incentive Plan payouts were approved at 87.5% of target. The amounts shown represent the 2018 AIP threshold, target and maximum opportunity for each NEO. The actual 2018 AIP payouts approved by the Committee on February 26, 2019 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Represents a one-time special time-based RSU, as described above in the CD&A. These RSUs will vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.
(3)

In 2018, our annual LTI program for NEOs consisted of 100% PSUs. The PSUs have a 3-year performance period. Vesting is based on the achievement of applicable performance targets relative to (1) cumulative FCF performance (25% weight) and (2) cumulative EBITDA performance (75% weight) during the performance period (January 1, 2018, to December 31, 2020.) The PSUs have a one-year, post-vesting holding period for any portion that vests above target, such that the vested above-target PSUs will not be available to be sold until the one-year anniversary following the vesting date of the PSUs, subject to limited exceptions. Any dividend equivalents payable in connection in the PSUs are paid in cash.

(4)

Amounts represent the aggregate grant date fair value for long-term incentive equity awards granted in 2018, as calculated under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our common stock on the date of the grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below shows the number of shares covered by exercisable and unexerciseable stock options and unvested RSUs and PSA/PSUs held by the NEOs as of December 31, 2018.  Market or payout values in the table below are based on the closing price of Common Stock as of that date, which was $11.84.  The table below includes equity awards that were previously granted to NEOs by AWI and were converted to awards with respect to AFI stock in the separation from AWI.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plans Awards Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested
Name	Grant Date	Exercisable	Unexercisable	($)	Date	(#)		($)	(#)		($)
Donald R. Maier	3/2/2011	29,970		9.61	3/2/2021
	11/1/2011	22,313		8.96	11/1/2021
	2/28/2012	83,639		11.67	2/28/2022
	2/20/2013	61,685		13.98	2/20/2023
	2/25/2014	55,142		14.55	2/25/2024
	9/26/2014	18,143		15.27	9/26/2024
	4/11/2016					54,385	(1)	643,918
	3/7/2017								83,777	(2)	991,920
	1/5/2018					6,734	(3)	79,731
	3/7/2018								116,321	(4)	1,377,241
Ronald D. Ford	9/1/2017					23,469	(5)	277,873
	9/1/2017								35,203	(2)	416,804
	1/5/2018					19,877	(3)	235,344
	3/7/2018								38,655	(4)	457,675
Dominic C. Rice	2/28/2012	10,442		11.67	2/28/2022
	2/20/2013	8,812		13.98	2/20/2023
	2/25/2014	7872		14.55	2/25/2024
	4/11/2016					6,756	(1)	79,991
	3/7/2017								11,969	(2)	141,713
	1/5/2018					36,308	(3)	429,887
	3/7/2018								16,550	(4)	195,952
Christopher S. Parisi	2/20/2013	5,706		13.98	2/20/2023
	2/25/2014	5,417		14.55	2/25/2024
	3/7/2017								13,564	(2)	160,598
	1/5/2018					13,616	(3)	161,213
	3/7/2018								18,755	(4)	222,059
John C. Bassett	3/2/2011	4095		9.61	3/2/2021
	2/28/2012	7194		11.67	2/28/2022
	2/20/2013	8720		13.98	2/20/2023
	2/25/2014	7568		14.55	2/25/2024
	3/7/2017								10,772	(2)	127,540
	1/5/2018					12,254	(3)	145,087
	3/7/2018								14,897	(4)	176,380
(1)

The 2016 PSAs vested in early 2019 upon Compensation Committee certification of performance results for the three-year performance period that ended December 31, 2018, at 15.6% for both Messrs. Maier and Rice. The amounts shown are the amounts that vested based on actual performance results for the period ending December 31, 2018.

(2)

The 2017 PSA/PSUs have a 3-year performance period ending December 31, 2019. The PSAs for Messrs. Maier, Ford and Rice have vesting is based on the achievement of applicable performance targets relative to (1) cumulative FCF performance (25% weight) and (2) cumulative EBITDA performance (75% weight) during the performance period, with a modifier based on Absolute TSR (maximum payout of 300% of target). The PSUs for Messrs. Parisi and Bassett have vesting based on the achievement of applicable performance targets relative to (1) cumulative

FCF performance (25% weight) and (2) cumulative EBITDA performance (75% weight) during the performance period (maximum payout of 200% of target).
(3)	Special RSU grant that will vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.
(4)

The 2018 PSUs have a 3-year performance period ending December 31, 2020. The PSUs for all NEOs have vesting based on the achievement of applicable performance targets relative to (1) cumulative FCF performance (25% weight) and (2) cumulative EBITDA performance (75% weight) during the performance period (maximum payout of 200% of target).

(5)	Grant will vest in three equal installments one, two and three years from the date of grant.

OPTIONS EXERCISED AND STOCK VESTED

The following table shows the exercise of stock options by each of our NEOs during 2018, as well as stock awards held by each of our NEOs that vested during 2018.  The table below includes equity awards that were previously granted to NEOs by AWI and were converted to awards with respect to AFI stock in the separation from AWI.

Name	Option Awards		Restricted Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (1)
Donald R. Maier			18,970		275,444
Ronald D. Ford			11,734		205,462
Dominic C. Rice			2,992		43,444
Christopher S. Parisi			7,128	(2)	88,692
John C. Bassett			6,280	(2)	79,525
(1)	Represents the number of PSUs and RSUs that vested in 2018. The value realized upon vesting is computed by multiplying the number of units by the value of the underlying shares on the vesting date.
(2)

The 2016 PSUs vested as of December 31, 2018 based on performance results for the three-year performance period ending December 31, 2018, at 31.1% for Messrs. Parisi and Bassett and employment through such date. The amounts shown are the amounts that vested based on actual performance results for the period ending December 31, 2018.

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of our NEOs, including the number of years of service credited to each NEO, under the RIP and RBEP as of December 31, 2018.  The amounts were determined using the same interest and mortality rate assumptions used in our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018.  The RIP and RBEP (which are successors to AWI plans) were closed to new salaried participants effective January 1, 2005, and were closed to existing salaried participants who did not meet the age and service requirements as of March 1, 2006.  The RIP and RBEP were amended to freeze benefit accruals for salaried employees, including the NEOs, effective December 31, 2017.  Mr. Rice’s RIP and RBEP benefits were frozen on December 31, 2017. Mr. Bassett’s RIP and RBEP benefits were frozen February 28, 2006.  No other NEOs participate in the RIP or RBEP.

The RBEP was established to pay any benefit that cannot be paid under the RIP due to Internal Revenue Code compensation or benefits limitations.  All pension benefits are paid by the company.  Benefits payable under the RIP and RBEP are based on a formula that yields an annual amount payable over the participant’s lifetime beginning at the age where the participant qualifies for an unreduced life annuity benefit.  RBEP benefits are paid in the form of an annuity.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Donald R. Maier	Not Eligible
Ronald D. Ford	Not Eligible
Dominic C. Rice	Retirement Income Plan for Employees of Armstrong Flooring, Inc.	36	1,286,071	0
	Retirement Benefit Equity Plan of Armstrong Flooring, Inc.	36	568,581	0
Christopher S. Parisi	Not Eligible
John C. Bassett	Retirement Income Plan for Employees of Armstrong Flooring, Inc.	8	255,993	0
	Retirement Benefit Equity Plan of Armstrong Flooring, Inc.	8	12,488	0

Participants in the RIP may retire as early as age 55 provided the participant is vested under the plan.  Participants become vested after completing five years of continuous employment having worked at least 1,000 hours in each year.  Normal retirement date is the first of the month nearest the participant’s 65th birthday.  Except as noted below, there is a reduction for early retirement for salaried participants who retire between the ages of 55 and 65.  An employee who retires from active employment can receive an unreduced pension benefit commencing on the date of retirement if the employee’s age (minimum age 55) and Total Service totals 90 points (the “Rule of 90”).  The unreduced Rule of 90 benefit is limited to the employee’s pension amount accrued to February 28, 2006.  Employees receive credit for post-March 1, 2006, age and service for Rule of 90 eligibility.

The normal form of benefit payment is a monthly annuity.  Except for payments having a lump sum present value of $10,000 or less under the RIP, no lump sum payments are permitted.  Various forms of annuity payments (including life, joint and survivor, period certain and level income options) are available under the pension plans.  The annuity payments for these options are determined by actuarially adjusting the life annuity pension amount for the selected form of payment.  The formula for the regular life annuity pension benefit for salaried employees under the RIP is based on the following factors:

•

the participant’s Average Final Compensation (the “AFC”) which is the average of the three highest years of eligible compensation (base salary plus annual incentive) during the last ten years of employment with AWI and AFI;

•	the participant’s number of years of Total Service (credited years of employment with AWI and AFI) used to calculate the pension amount; and
•

the participant’s Adjusted Covered Compensation (the “ACC”), which is a percentage of the average Social Security tax base for the 35-year period ending with the year the participant will qualify for an unreduced Social Security pension benefit.

The unreduced annual life annuity pension is the sum of the following four calculations, each of which may not be less than zero

1.	AFC x 0.009 x Total Service to a maximum of 35 years; plus
2.	(AFC – ACC) x 0.005 x Total Service to 35 years; plus
3.	(AFC – 2 x ACC) x 0.0015 x Total Service to 35 years; plus
4.	AFC x 0.012 x Total Service over 35 years.

To the extent the participant is eligible for a frozen ESOP Pension Account annuity benefit that can be paid from the RIP, all of the allowable portion of the calculated annuity benefit will be added to the regular pension amount.

Special provisions apply if the RIP is terminated within five years following an Extraordinary Event, as this term is defined in the RIP.  Upon the occurrence of such an event, plan liabilities would first be satisfied, and then remaining plan assets would be applied to increase retirement income to employees.  The amount of the increase is based on the assumption that the employee would have continued employment with AFI until retirement.  Our NEOs who are eligible for RIP pension benefits would be entitled to this benefit under these circumstances.

The assumptions used to calculate the actuarial present values shown in the table above are as follows:

•	Discount rate used to value benefit obligations equals 4.40%;
•	Post-Retirement Mortality using RP2014 projected from 2006 with MP2018;
•	EPA interest rate of 2.80%;
•	Retirement at age 65 or Rule of 90 eligibility, as specified.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2018 ($) (1)	Registrant Contributions in 2018 ($) (2)	Aggregate Earnings in 2018 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/18 ($)
Donald R. Maier	34,280	25,710	(45,293)	—	741,707
Ronald D. Ford	131,375	31,530	(9,153)	—	153,752
Dominic C. Rice	—	—	—	—	—
Christopher S. Parisi	3,727	3,727	(1,783)	—	21,378
John C. Bassett	3,207	2,673	(3,776)	—	83,243

(1)	The amount in this column is also reported as either Salary or Non-Equity Incentive Plan Compensation in the SCT.
(2)	The amount in this column is also reported in the All Other Compensation column of the SCT.
(3)	The table below reflects amounts reported in the aggregate balance at last fiscal year-end.

Name	Aggregate Balance 12/31/2017 ($)
Donald R. Maier	727,010
Ronald D. Ford	—
Dominic C. Rice	—
Christopher S. Parisi	15,646
John C. Bassett	81,139

Our RIP is closed to new salaried participants, as noted above under “Pension Benefits.”  As the RIP and RBEP benefits were frozen on December 31, 2017, Mr. Rice was eligible to participate in the NQDCP beginning January 1, 2018. As noted in the Compensation Disclosure and Analysis, each NEO is eligible to participate in the AFI 401(k) plan.

The NQDCP was established to provide benefits similar to the 401(k) plan as it applies to eligible employees whose eligible earnings (base salary plus annual incentive) exceed 12.5 times the Internal Revenue Code 402(g) elective deferral limit in effect for the plan year.  A participant may elect to defer up to 25% of eligible base salary earnings and up to 25% of eligible AIP earnings that in 2018 exceeded $231,250.  The company matching contribution is the same as that provided under the AFI 401(k) plan.  Participants may transfer account balances between available investment options on a notational basis.

Participants become vested in the company matching contributions after completing three years of continuous service in which the participant worked at least 1,000 hours in each year.

Under the NQDCP, except in the case of an unforeseeable emergency or having reached age 70, no in-service distributions are permitted.  Participants can elect to receive plan benefits as a single lump sum or in 120 month installments commencing after the date of the participant’s termination.  All elections must comply with the Internal Revenue Code requirements.  If the total account value is less than $10,000, the entire account balance will be paid as a single lump sum distribution at the time of termination.  In the event of a participant’s death, any remaining payments shall be paid to the participant’s designated beneficiary or estate.

Under the NQDCP, the company reserves the right to cause the participant to forfeit or require repayment of the company match benefits where the participant is discharged for willful, deliberate or gross misconduct, or where the participant has engaged in conduct that is injurious to the company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below summarize the estimated value of the potential payments and benefits under the company’s plans and arrangements to which each NEO would be entitled upon termination of employment under the circumstances indicated. Except for the continuation of health and welfare benefits and outplacement support, amounts would be paid as a lump sum at termination.  The amounts shown assume that such termination was effective December 31, 2018.

The “Change in Control” column assumes that there is no limitation on payments under the “best net” provision in each CIC agreement relating to tax under Section 4999 of the Internal Revenue Code.  Amounts in the “Change in Control” column are “double trigger” payments and are therefore applicable only in the event both a change-in-control (“CIC”) event and either an involuntary (without Cause) termination or a termination for Good Reason under the CIC agreement occur.  The 2016 PSAs vested in early 2019 upon Compensation Committee certification of performance results for the three-year performance period that ended December 31, 2018, at 15.6% for both Messrs. Maier and Rice. The Performance Shares value below for Messrs. Maier and Rice includes the vested 2016 PSUs for the performance period ending December 31, 2018. The PSAs granted in 2017 and PSUs granted in 2017 and 2018 are valued at target.

Donald R. Maier	Reason for Termination
Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control
Cash Severance	—	—	2,784,600	2,784,600	3,480,750
Health & Welfare Benefit Continuation	—	—	6,944	6,944	27,774
Outplacement Support	—	—	20,000	20,000	30,000
Pro-rated Bonus	—	—	729,300	729,300	729,300
Accelerated Long-Term Incentives
Performance Shares	—	—	—	—	3,013,079
Restricted Stock	—	—	—	—	906,482
Stock Options	—	—	—	—	—
Total	—	—	3,540,844	3,540,844	8,187,385

Ronald D. Ford	Reason for Termination
Program Element	Resignation	Involuntary for Cause	Involuntary without Cause(1)	Termination for Good Reason	Change in Control
Cash Severance	—	—	1,170,450	1,170,450	1,560,600
Health & Welfare Benefit Continuation	—	—	3,736	3,736	14,942
Outplacement Support	—	—	20,000	20,000	30,000
Pro-rated Bonus	—	—	321,300	321,300	321,300
Accelerated Long-Term Incentives
Performance Shares	—	—	—	—	874,479
Restricted Stock	—	—	—	—	513,217
Stock Options	—	—	—	—	—
Total	—	—	1,515,486	1,515,486	3,314,538

1)

As per the terms of Mr. Ford’s Separation and Release, the Company paid Mr. Ford two lump sum cash payments equaling $2,115,295. Mr. Ford received $279,760 representing his bonus under the 2018 AIP.  The vesting of 17,058 RSUs and 38,406 PSUs were accelerated. Mr. Ford’s PSUs are subject to adjustment based on satisfaction of applicable company performance metrics. RSU and PSU value is based on AFI stock price as of December 31, 2018.

Dominic C. Rice	Reason for Termination
Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control
Cash Severance	—	—	752,516	752,516	1,003,355
Health & Welfare Benefit Continuation	—	—	7,065	7,065	28,261
Outplacement Support	—	—	20,000	20,000	30,000
Pro-rated Bonus	—	—	178,015	178,015	178,015
Accelerated Long-Term Incentives
Performance Shares	—	—	—	—	417,396
Restricted Stock	—	—	—	—	429,887
Stock Options	—	—	—	—	—
Total	—	—	957,596	957,596	2,086,913

Christopher S. Parisi	Reason for Termination
Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control
Cash Severance	—	—	766,850	766,850	1,022,467
Health & Welfare Benefit Continuation	—	—	7,346	7,346	29,385
Outplacement Support	—	—	20,000	20,000	30,000
Pro-rated Bonus	—	—	181,405	181,405	181,405
Accelerated Long-Term Incentives
Performance Shares	—	—	—	—	382,657
Restricted Stock	—	—	—	—	161,213
Stock Options	—	—	—	—	—
Total	—	—	975,601	975,601	1,807,127

John C. Bassett	Reason for Termination
Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control
Cash Severance	—	—	646,054	646,054	861,405
Health & Welfare Benefit Continuation	—	—	6,944	6,944	27,774
Outplacement Support	—	—	20,000	20,000	30,000
Pro-rated Bonus	—	—	143,568	143,568	143,568
Accelerated Long-Term Incentives
Performance Shares	—	—	—	—	303,921
Restricted Stock	—	—	—	—	145,087
Stock Options	—	—	—	—	—
Total	—	—	816,566	816,566	1,511,755

Resignation or Involuntary Termination for Cause

No incremental benefits are provided to any of our NEOs in the event of a voluntary resignation or an involuntary termination for Cause.

Involuntary Termination without Cause in the Absence of CIC

We maintain the Severance Pay Plan for Executive Employees of Armstrong Flooring, Inc. (“Executive Severance Plan”) to provide severance pay in a situation other than a CIC.  All NEOs participate in the Severance Pay Plan.  Mr. Ford's participation in the Severance Pay Plan for Executive Employees of Armstrong Flooring, Inc. was terminated per the terms of the Separation and Release he entered into with the Company as a result of his resignation from his position as Senior Vice President and Chief Financial Officer effective January 4, 2019.

The Executive Severance Pay Plan provides each NEO with severance payments and benefits in the event of the NEO’s termination of employment by the company without Cause (1) due to a reduction in force; (2) due to the elimination of the NEO’s position; or (3) for any reason approved by the Plan administrator, provided that the NEO is not provided with Reasonable Alternative Employment.  For purposes of the severance agreements, “Cause” shall mean any of the following conduct by a NEO, as determined in the sole discretion of the Committee:  (a) conviction of a felony or a crime involving moral turpitude; (b) fraud, dishonesty, misrepresentation, theft or misappropriation of funds with respect to the company; (c) violation of AFI’s Code of Conduct or employment policies, as in effect from time to time; (d) breach of any written non-competition, confidentiality or non-solicitation covenant of the NEO with respect to the company; or (e) gross misconduct in the performance of the NEO’s duties with the company.  “Reasonable Alternative Employment” shall mean an offer of employment where (i) the base salary is equal to at least 90% of the NEO’s current base salary, and (ii) the distance between the NEO’s residence or current place of employment and the new place of employment is within 50 miles, or the distance of the NEO’s current commute, whichever is greater.

Severance payments and benefits under the Plan include the following, provided that the NEO delivers an effective release of claims in favor of the company and its affiliates and executes a restrictive covenants agreement containing non-competition, non-solicitation, confidentiality and non-disparagement covenants:

•

In the case of the CEO, a lump sum payment equal to two times the sum of the CEO’s base salary and target annual incentive under the AIP, and in the case of each other NEO, a lump sum payment equal to one and one-half times the sum of the NEO’s base salary and target annual incentive under the AIP.

•	NEO’s monthly COBRA premium under the applicable health, dental and vision plans as of the NEO’s termination date, less the active monthly employee rate for the same period.

•

A lump sum prorated AIP for the fiscal year in which the NEO’s termination date occurs, calculated based on actual company performance through the end of the fiscal year and the period that the NEO was employed with the company during such fiscal year.  The prorated AIP, if any, will be paid at the same time annual incentives are paid to active employees under the AIP.

•	Up to 12 months of outplacement services, not to exceed $20,000 in cost.

Information in the tables above assumes that any termination was effective December 31, 2018, and is based on the program parameters in effect as of December 31, 2018, as outlined above.

Qualifying Involuntary Termination In Connection with a Change in Control

All NEOs have CIC Agreements. Under the CIC Agreement, the NEO is entitled to receive severance payments upon involuntary termination without Cause or termination for Good Reason within two years following a CIC, or within six months preceding a CIC if the termination is in connection with a potential CIC. Mr. Ford's CIC Agreement was terminated per the terms of the Separation and Release he entered into with the Company as a result of his resignation from his position as Senior Vice President and Chief Financial Officer effective January 4, 2019.

Cause is defined in the CIC Agreements as (i) the willful and continued failure by the NEO to substantially perform the NEO’s duties after a written demand for substantial performance is delivered to the NEO by the Board, or (ii) the willful engaging by the NEO in conduct which is demonstrably and materially injurious to the company, or (iii) the NEO’s conviction of any felony.

Termination for Good Reason as defined in each NEO’s individual CIC agreement means:

(i) the assignment to the NEO of any duties inconsistent with the NEO’s status as an executive officer of the company or a substantial adverse alteration in the nature or status of the NEO’s responsibilities, including diminution as a result of the company no longer being a publicly traded corporation following the CIC;

(ii) a reduction by the company in the NEO’s annual base salary;

(iii) relocation of the NEO’s principal place of employment to a location more than 50 miles from the principal place of employment immediately before the CIC;

(iv) failure by the company to pay to the NEO any portion of the NEO’s current compensation; or

(v) failure by the company to continue in effect any compensation or benefit plan in which the NEO participates immediately prior to a CIC which is material to the NEO’s total compensation unless an equitable arrangement has been made.

CIC Agreements – Key Terms

We will not provide tax gross-ups under Sections 280G and 4999 of the Internal Revenue Code to any of our NEOs.  Set forth below are certain key terms of the CIC Agreements:

Term of Agreement

Fixed one-year term that automatically renews for an additional year unless notice is given at least 90 days prior to the anniversary of intent not to renew; term automatically continues for two years if the CIC occurs during term.

Severance Benefits	2.5 times base salary plus target AIP for Mr. Maier, 2 times base salary plus target AIP for Messrs. Ford, Rice, Parisi and Bassett.

Pro rata AIP	Prorated target AIP for year of termination

Health & Welfare Benefit Continuation

Continued life, disability, accident and health insurance benefits (including for the NEO’s dependents) for 24 months following the NEO’s termination date, less the active employee costs for such benefits.

Outplacement	Up to $30,000 in outplacement fees assistance

Accelerated Equity Vesting

Double-trigger accelerated vesting (requires a CIC and qualifying termination of employment) for stock options, RSUs, PSAs, PSUs and other equity grants to vest if assumed by the acquirer; the company may cash out equity grants if not assumed by the acquirer.

Restrictive Covenants	Non-competition and non-solicitation restrictions for twenty-four (24) months post-employment in the case of Mr. Maier and eighteen (18) months for other NEOs

Parachute Tax

Any amounts paid under the CIC Agreement will be reduced to the maximum amount that can be paid without being subject to the excise tax imposed under Internal Revenue Code Section 4999, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount.

“Change in Control” (“CIC”) generally means the occurrence of one of the following events:

I.

Any person is or becomes the beneficial owner, directly or indirectly, of securities of the company (not including in the securities beneficially owned by such person any securities acquired directly from the company or its affiliates) representing 35% or more of the combined voting power of the company’s then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in Clause (i) of Paragraph (III) below; or

II.

the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the company) whose appointment or election by the Board or nomination for election by the company’s stockholders was approved or recommended by a vote of at least 2/3 of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or;

III.

there is consummated a merger or consolidation of the company or any direct or indirect subsidiary of the company with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of Directors of the company, the entity surviving such merger or consolidation or, if the company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the company (not including in the securities beneficially owned by such person any securities acquired directly from the company or its affiliates) representing 35% or more of the combined voting power of the company’s then outstanding securities; or

IV.

the stockholders of the company approve a plan of complete liquidation or dissolution of the company or there is consummated an agreement for the sale or disposition by the company of all or substantially all of the company’s assets, other than a sale or disposition by the company of all or substantially all of the company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of Directors of the entity to which such assets are sold or disposed or any parent thereof.

Notwithstanding the foregoing, a CIC shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the company immediately following such transaction or series of transactions.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY

Securities authorized for issuance under equity compensation plans as of December 31, 2018.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future Issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holder(s)	2,122,312(1)	$12.89 (2)	2,821,177 (3)
Equity compensation plans not approved by security holder(s)	0	Not Applicable	0
Totals	2,122,312	$12.89	2,821,177

(1)

Includes RSUs, PSAs, PSUs and stock options to purchase our shares of Common Stock granted under the Company’s 2016 LTIP (including awards granted under the Armstrong World Industries, Inc. 2011 Long-Term Incentive Plan (or predecessor plans) and converted to awards on common stock of the Company and assumed effective as of April 1, 2016 under 2016 LTIP) and 2016 Directors Stock Unit Plan.

(2)	Represents the weighted-average exercise price of the outstanding stock options only; the outstanding RSUs and PSUs are not included in this calculation.
(3)

Reflects shares available pursuant to the issuance of stock options, RSUs, PSUs, or other stock-based awards under the 2016 LTIP and 2016 Directors Stock Unit Plan. This number includes all shares that have been and may be issued under the LTIP since its inception in 2016 including awards granted under the Armstrong World Industries, Inc. 2011 Long-Term Incentive Plan (or predecessor plans) and converted to awards on common stock of the Company and assumed effective as of April 1, 2016 under 2016 LTIP.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, we seek your vote to approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay” vote).

As described in detail under the heading “Compensation Discussion and Analysis” in this Proxy Statement, the Board seeks to link a significant portion of senior executive compensation with the Company’s performance. The Company’s compensation programs are designed to reward the Company’s senior executives for the achievement of short-term and long-term financial goals, while minimizing excessive risk taking. The Company’s executive compensation program is strongly aligned with the long-term interests of stockholders. The Company urges you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on our executive compensation program, including our compensation philosophy and objectives and the compensation of the Company’s NEOs during fiscal year 2018.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s NEOs, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the Compensation Committee. However, the Board and Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s NEOs.

Accordingly, the Board and management ask stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

The Audit Committee selected KPMG LLP to audit our consolidated financial statements and our internal control over financial reporting for 2019. In accordance with past practice, this selection will be presented to the stockholders for ratification at the Annual Meeting; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of our independent registered public accounting firm. The Audit Committee may reconsider its selection if the appointment is not ratified by the stockholders.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

AUDIT COMMITTEE REPORT

The Audit Committee engaged KPMG LLP as the Company’s independent registered public accounting firm for 2018. In making this selection, the Audit Committee considered KPMG LLP’s qualifications, discussed with KPMG LLP its independence, and reviewed the audit and non-audit services provided by KPMG LLP to the Company.

Management of the Company has primary responsibility for preparing the Company’s financial statements and establishing effective internal control over financial reporting. KPMG LLP is responsible for auditing those financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting based on the criteria established in the Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Accordingly, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2018 with the Company’s management. The Audit Committee also reviewed and discussed with management the critical accounting policies applied by the Company in the preparation of those financial statements. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board, and had the opportunity to ask KPMG LLP questions relating to such matters. The discussions included the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements.

The Audit Committee considers the independence, qualifications and performance of KPMG LLP. Such consideration includes reviewing the written disclosures and the letter received from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and discussing with KPMG LLP their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The Audit Committee has also engaged KPMG LLP as the Company’s independent registered public accounting firm for 2019. The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders and have recommended that stockholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2019.

Submitted by the Audit Committee

Michael W. Malone (Chair)

Michael F. Johnston

Kathleen S. Lane

Jeffrey Liaw

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees for professional services rendered by KPMG LLP, our independent registered public accounting firm, for 2018 and 2017 are set forth in the table below.

	(amounts in thousands)
	2018	2017
Audit Fees(1)	$1,898	$1,913
Audit Related Fees(2)	12	2
Audit and Audit Related Fees Subtotal	1,910	1,915
Tax Fees(3)	159	273
All Other Fees
Total Fees	$2,069	$2,188

(1)

Audit Fees are for services rendered in connection with the audit of Armstrong Flooring’s consolidated financial statements as of and for the year ended December 31, 2018 and 2017, for which a portion of the billings occurred in the following year. Audit fees were also incurred for reviews of consolidated/combined financial statements included in Armstrong Flooring’s quarterly reports on Form 10-Q, services normally provided in connection with statutory and regulatory filings, services for a preferability letter, and services for consents.

(2)	Audit Related Fees consisted principally of fees for accounting research assistance on technical accounting topics.
(3)	Tax Fees were primarily for tax consultation and compliance services.

The Audit Committee has considered whether the provision by KPMG LLP of the non-audit services described above was allowed under Rule 2-01(c)(4) of Regulation S-X and was compatible with maintaining auditor independence, and has concluded that KPMG LLP was and is independent of the Company in all respects.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee adheres to a policy that requires the Audit Committee’s prior approval of any audit, audit-related and non-audit services provided by the firm that serves as our independent registered public accounting firm. Pursuant to this policy, management cannot engage the firm for any services without the Audit Committee’s pre-approval. The Audit Committee delegates to the Audit Committee Chair the authority to pre-approve non-audit services not exceeding 5% of the total audit fees for the year for purposes of handling immediate needs, with a report to the full Audit Committee of such approvals at its next meeting. The policy complies with Section 10A(i) of the Exchange Act.

OTHER BUSINESS

The Board knows of no matters other than the foregoing to come before the Annual Meeting. However, if any other matters come before the Annual Meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the regulations thereunder require certain of our officers, as well as our directors and persons who own more than 10% of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of these reports. Based solely on our review of the copies of these reports within a prescribed period of time and written representations we received from the reporting persons, we believe that all filings required to be made by the reporting persons during or with respect to fiscal year 2018 were made on a timely basis.

SUBMISSION OF STOCKHOLDER PROPOSALS

In order to submit stockholder proposals for the 2020 annual meeting of stockholders for inclusion in the Company’s 2020 proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Corporate Secretary at the Company’s corporate offices in Lancaster, Pennsylvania, no later than December 26, 2019.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, 2500 Columbia Avenue, P.O. Box 3025, Lancaster, Pennsylvania 17603. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2020 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company’s corporate offices in Lancaster (see above), not later than 90 days nor earlier than 120 days prior to the first anniversary of the date of this annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Bylaws (and not pursuant to SEC Rule 14a-8) must be received no earlier than February 5, 2020 and no later than March 5, 2020. All director nominations and stockholder proposals must comply with the requirements of our Bylaws, a copy of which may be obtained at no cost from the Corporate Secretary.

In either case, if the date of our 2020 annual meeting of stockholders is more than 25 calendar days before or after the first anniversary of this Annual Meeting, your proposal must be received by the Corporate Secretary by close of business on the tenth day following the day we publicly announce the date of the 2020 annual meeting of stockholders.

Any stockholder proposals not received by such applicable dates will be considered untimely and, if presented at the 2020 annual meeting of stockholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by SEC Rule 14a-4(c).

ANNUAL REPORT ON FORM 10-K

Our Annual Report to Stockholders, including financial statements, is being furnished simultaneously with this Proxy Statement to all stockholders of record as of the Record Date. A copy of our Annual Report and Form 10-K for the year ended December 31, 2018, including financial statements, but excluding the financial statement schedules and most exhibits, will be provided without charge to stockholders upon written request to: Armstrong Flooring, Inc., Investor Relations, P.O. Box 3025, Lancaster, PA 17603.

Our Annual Report is also available at www.proxyvote.com, or www.armstrongflooring.com – Investor Relations – SEC Filings. The Form 10-K will include a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to stockholders upon written request and upon our receipt of payment of reproduction and mailing expenses.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Armstrong Flooring under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

ANNEX A

ANNEX A to Armstrong Flooring, Inc. 2019 Proxy Statement

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company provides additional measures of performance adjusted to exclude the impact of restructuring charges and related costs, impairments, the non-cash impact of the U.S. pension plan, and certain other gains and losses. Free cash flow is defined as net cash from operating activities less purchases of property, plant and equipment plus proceeds from the sale of property, plant and equipment. The Company uses these adjusted performance measures in managing the business, including in communications with its Board of Directors and employees, and believes that they can provide users of this financial information with meaningful comparisons of operating performance between current results and prior period results. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance, as well as its prospects for future performance. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.  Dollars are in millions unless otherwise indicated.

Twelve Months Ended December 31, 2018
Total
Net (loss) Income	($163)
Interest Expense	5
Other Expense	3
Net loss from discontinued operations	144
Taxes	6

Operating Income (Loss)	(17)
Operating earnings from discontinued operations	20
Depreciation and amortization	55
Expense related to plant closures, cost reductions, acquisition, and multilayered wood flooring duties	9
U.S. pension expense	4
Adjustment for corporate expense	—

Adjusted EBITDA	$71

Twelve Months Ended December 31, 2018
Net cash provided by operating activities	$62
Purchases of property, plant, and equipment	(35)
Sale of assets	6
Free cash flow	$33

A-1

VOTE BY INTERNET Before The Meeting Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p m Eastern Time the day before the meeting date Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting Go to www.virtualshareholdermeeting.com AFI2019 You may attend the Meeting via the Internet and vote during the Meeting Have the information that is printed in the box marked by the arrow available and follow the instructions VOTE BY PHONE 1 800 690 6903 Use any touch tone telephone to transmit your voting instructions up until 11 59 p.m Eastern Time the day before the meeting date Have your proxy card in hand when you call and then follow the instructions VOTE BY MAIL Mark sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Vote Processing c o Broadridge 51 Mercedes Way Edgewood NY 11717 ARMSTRONG FLOORING INC CHRISTOPHER S PARISI 2500 COLUMBIA AVENUE P O BOX 3025 LANCASTER PA 17603 TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS E77733 P24108 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ARMSTRONG FLOORING INC The Board of Directors recommends you vote FOR each of the nominees named in Proposal 1 1 Election of Directors nominees 1a 1b 1c 1d 1e 1f 1g and 1h to serve for a one year term For Against Abstain Nominees The Board of Directors recommends you vote FOR Proposals 2 and 3. 1a Kathleen S Lane For Against Abstain 2 Advisory Vote to Approve Named Executive Officer Compensation 1b. Jeffrey Liaw 1c Michael F Johnston 3 Ratification of election of KPMG LLP as the Company s Independent Registered Public Accounting Firm 1d Donald R Maier NOTE To transact other business as may properly come before the meeting or any adjournment or postponement thereof 1e Michael W Malone 1f Larry S McWilliams 1g James C Melville 1h Jacob H Welch For address changes and or comments please check this box and write them on the back where indicated Please sign exactly as your name s appear s hereon When signing as attorney executor administrator or other fiduciary please give full title as such Joint owners should each sign personally All holders must sign If a corporation or partnership please sign in full corporate or partnership name by authorized officer Signature PLEASE SIGN WITHIN BOX Date Signature Joint Owners Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting The Notice and Proxy Statement and Annual Report are available at www proxy vote com E77734-P24108 ARMSTRONG FLOORING INC Annual Meeting of Stockholders June 4 2019 9:00 a m This proxy is solicited by the Board of Directors The undersigned hereby appoints Larry S McWilliams and James C Melville as proxies each with full power of substitution to represent and vote as designated on the reverse side all of the common shares of Armstrong Flooring Inc held of record by the undersigned on April 8 2019 at the Annual Meeting of Stockholders to be held on June 4 2019 at 9:00 a m or any adjournment of postponement thereof This proxy when properly executed will be voted in the manner directed herein If no such direction is made this proxy will be voted in accordance with the Board of Directors recommendations Address Changes Comments If you noted any Address Changes Comments above please mark corresponding box on the reverse side Continued and to be signed on reverse side